PROSPECTUS SUPPLEMENT
(To Prospectus dated February 20, 2004)

                           $260,414,000 (Approximate)
                             LEHMAN ABS CORPORATION
               Home Equity Loan Asset-Backed Notes, Series 2004-2

                       [LOGO OF AURORA LOAN SERVICES INC.]

                            Aurora Loan Services Inc.
                                 Master Servicer

                                   ----------

         Consider carefully the risk factors beginning on page S-7 of this prospectus supplement.

         For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of principal terms beginning on page S-87 in this prospectus supplement and the index of defined terms on page 88 in the prospectus.

         The notes will represent obligations of the trust only and will not classes represent interests in or obligations of any other entity.

         This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue:

         - One class of notes that are offered for sale by this prospectus supplement.

         - Two classes of residual certificates that are not offered by this prospectus supplement.

         The notes offered by this prospectus supplement are listed, together with its initial class principal amount and interest rate, under "Summary of Terms--The Notes" beginning on page S-2 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-2 and not to the other classes of residual certificates that will be issued by the trust as described in this prospectus supplement.

         The assets of the trust will consist of a pool of adjustable rate, first lien and second lien revolving home equity lines of credit.

         The notes have the benefit of an insurance policy from Ambac Assurance Corporation that will guarantee timely payment of interest and the ultimate payment of principal, as described in this prospectus supplement.

                                 [LOGO OF AMBAC]

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The notes offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as the underwriter, from Lehman ABS Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Lehman ABS Corporation from the sale of these notes will be approximately 100% of their initial total class principal amount before deducting expenses.

         On or about May 18, 2004, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System.

                                  Underwriter:

                                 LEHMAN BROTHERS

             The date of this prospectus supplement is May 14, 2004.

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

         We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

         If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                   ----------

         After the initial payment of the notes offered by this prospectus supplement, this prospectus and prospectus supplement may be used by Lehman Brothers Inc., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in those notes. Lehman Brothers Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time for as long as Aurora Loan Services Inc. continues to be the master servicer of HELOCs included in the mortgage pool.

                                   ----------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                   ----------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                               Tables of Contents
                              Prospectus Supplement

                                                                           Page
                                                                           ----
Summary of Terms............................................................S-1
Risk Factors................................................................S-7
The Trust..................................................................S-13
   General.................................................................S-13
   Certain Activities......................................................S-13
   The Owner Trustee.......................................................S-13
   The Indenture Trustee...................................................S-14
   The Custodian...........................................................S-14
   The Trust Property......................................................S-14
The Insurer and the Policy.................................................S-15
   The Insurer.............................................................S-18
Description of the Notes...................................................S-21
   General.................................................................S-21
   Book-Entry Registration.................................................S-22
   Payment of Interest.....................................................S-26
   Determination of LIBOR..................................................S-27
   Payment of Principal....................................................S-28
   Priority of Payments....................................................S-31
   Credit Enhancement......................................................S-34
   Final Scheduled Payment Date............................................S-35
   Optional Redemption.....................................................S-35
Description of the HELOCs..................................................S-37
   General.................................................................S-37
   Statistical Characteristics of the HELOCs...............................S-38
   HELOC Terms.............................................................S-50
Additional Information.....................................................S-52
Underwriting Guidelines....................................................S-52
   GreenPoint's Underwriting Standards.....................................S-52
   Cendant Underwriting Guidelines.........................................S-54
The Master Servicer........................................................S-60
The Servicers..............................................................S-61
   General.................................................................S-61
   GreenPoint Mortgage Funding, Inc........................................S-61
   Cendant Mortgage Corporation............................................S-63
Servicing of the HELOCs....................................................S-66
   General.................................................................S-66
   Servicing Compensation and
    Payment of Expenses....................................................S-66
   Collection of Taxes, Assessments
    and Similar Items......................................................S-66
   Insurance Coverage......................................................S-67
   Evidence as to Compliance...............................................S-67
   Master Servicer Default; Servicer Default...............................S-67
The Sale and Assignment Agreement
 and the Transfer and Servicing Agreement..................................S-67
   General.................................................................S-67
   Assignment of HELOCs....................................................S-68
   Event of Master Servicing Termination;
    Rights Upon Event of Master
    Servicing Termination..................................................S-69
   Amendment...............................................................S-71
   Voting Rights...........................................................S-72
The Trust Agreement, Indenture and
 Administration Agreement..................................................S-72
   General.................................................................S-72
   Termination.............................................................S-72
   Administration..........................................................S-73
   Amendment...............................................................S-73
   Servicing...............................................................S-73
   Control Rights of the Insurer...........................................S-73
Yield, Maturity and Prepayment Considerations..............................S-74
   General.................................................................S-74
   Effect of Overcollateralization Feature.................................S-76
   Decrement Table.........................................................S-78
Material Federal Income Tax Considerations.................................S-80
   General.................................................................S-80
   Tax Characterization of the Trust.......................................S-80
   Tax Consequences to Holders of the Notes................................S-80
State and Local Tax Consequences...........................................S-82
ERISA Considerations.......................................................S-82
   General.................................................................S-82
   Purchases of the Notes..................................................S-83
Legal Investment Considerations............................................S-84

Use of Proceeds............................................................S-84
Underwriting...............................................................S-84
Legal Matters..............................................................S-85
Experts....................................................................S-85
Ratings....................................................................S-86
Index of Principal Terms...................................................S-87
Annex A: Global Clearance, Settlement and
 Tax Documentation Procedures...............................................A-1

                               Tables of Contents

                                   Prospectus

                                                                           Page
                                                                           ----
Risk Factors..................................................................1
Description of the Securities.................................................5
   General....................................................................5
   Valuation of the Primary Assets............................................6
   Payments of Interest.......................................................6
   Payments of Principal......................................................7
   Final Scheduled Payment Date...............................................7
   Special Redemption.........................................................7
   Optional Redemption, Purchase or
    Termination...............................................................8
   Weighted Average Life of the Securities....................................8
The Trust Funds...............................................................9
   General....................................................................9
   The Loans.................................................................10
   Private Securities........................................................13
   Collection and Distribution Accounts......................................15
Enhancement..................................................................16
   Subordinate Securities....................................................16
   Insurance.................................................................16
   Reserve Funds.............................................................18
   Minimum Principal Payment Agreement.......................................18
   Deposit Agreement.........................................................18
   Derivative Products.......................................................18
   Other Insurance, Surety Bonds,
    Guaranties, Letters of Credit and
    Similar Instruments or Agreements........................................19
Servicing of Loans...........................................................19
   General...................................................................19
   Collection Procedures; Escrow
    Accounts.................................................................19
   Deposits to and Withdrawals from the
    Collection Account.......................................................20
   Advances and Limitations Thereon..........................................22
   Maintenance of Insurance Policies and
    Other Servicing Procedures...............................................22
   Realization upon Defaulted Loans..........................................23
   Enforcement of Due-On-Sale Clauses........................................24
   Servicing Compensation and Payment of
    Expenses.................................................................24
   Evidence as to Compliance.................................................25
   Certain Matters Regarding the Servicer....................................25
The Agreements...............................................................26
   Assignment fo Primary Assets..............................................26
   Pre-Funding Account.......................................................29
   Reports to Holders........................................................30
   Events of Default; Rights upon Event of
    Default..................................................................31
   The Trustee...............................................................33
   Duties of the Trustee.....................................................34
   Resignation of Trustee....................................................34
   Amendment of Agreement....................................................35
   Voting Rights.............................................................35
   List of Holders...........................................................35
   REMIC Administrator.......................................................36
   Termination...............................................................36
Custody Receipts; Custody Agreements.........................................37
   Notices; Voting...........................................................38
   Defaults..................................................................38
   The Custodian.............................................................38
   Duties of the Custodian...................................................38
   Resignation of Custodian..................................................39
   Amendment of Custody Agreement............................................39
   Voting Rights.............................................................40
   Termination of Custody Agreement..........................................40
Legal Aspects of Loans.......................................................40
   Mortgages.................................................................40
   Foreclosure on Mortgages..................................................40
   Environmental Risks.......................................................42
   Rights of Redemption......................................................43
   Junior Mortgages; Rights of Senior
    Mortgages................................................................43
   Anti-Deficiency Legislation and Other
    Limitations on Lenders...................................................44
Due-On-Sale Clauses in Mortgage
    Loans....................................................................46
   Enforceability of Prepayment and Late
    Payment Fees.............................................................46
   Equitable Limitation on Remedies..........................................46
   Applicability of Usury Laws...............................................47
   The Home Improvement Contracts............................................47
   Installment Contracts.....................................................49
   Servicemembers' Civil Relief Act..........................................49
   Consumer Protection Laws..................................................50
The Depositor................................................................51
   General...................................................................51
Use of Proceeds..............................................................51
Federal Income Tax Considerations............................................52
Types of Securities..........................................................53

                                                                           Page
                                                                           ----
   Taxation of Securities Treated as Debt
    Instruments..............................................................56
   REMIC Residual Certificates...............................................63
   FASIT Ownership Certificates..............................................70
   Grantor Trust Certificates................................................71
   Partner Certificates......................................................74
   Special Tax Attributes....................................................76
   Backup Withholding........................................................78
State Tax Considerations.....................................................78
ERISA Considerations.........................................................79
   General...................................................................79
   The Underwriter Exemption.................................................80
   Additional Considerations For Securities
    Which Are Notes..........................................................84
   Additional Fiduciary Considerations.......................................85
Legal Investment.............................................................85
Ratings......................................................................86
Plan of Distribution.........................................................86
Legal Matters................................................................86
Available Information........................................................86
Incorporation of Certain Documents by
 Reference...................................................................86
Index of Defined Terms.......................................................88

                                Summary of Terms

- This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

- While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

- Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

Parties

   Indenture Trustee

         Wells Fargo Bank, N.A.

   Owner Trustee

         U.S. Bank Trust National Association.

   Seller

         Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

   Depositor

         Lehman ABS Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the trust.

Originators

         Approximately 84.74% and 15.26% of the mortgage loans were originated by GreenPoint Mortgage Funding, Inc. and Cendant Mortgage Corporation, respectively.

         See "Description of the HELOCs" in this prospectus supplement.

Servicers

         The mortgage loans will be serviced by the related originator, in the capacity of servicer, as further described under "The Servicers" in this prospectus supplement.

   Master Servicer

         Aurora Loan Services Inc., an affiliate of the seller, the depositor and Lehman Brothers Inc., will oversee the servicing of the mortgage loans by the servicers.

                                    The Notes

         Lehman ABS Corporation Home Equity Loan Trust 2004-2 will issue the notes listed in the table below. Only the class of notes listed in the table is offered by this prospectus supplement.

                                   Class Principal   Interest     CUSIP
             Class(1)                 Amount(2)     Rate(3)(4)    Number
             -------               ---------------  ----------   ---------
A................................   $  260,414,000  Adjustable   525170BZ8

----------
(1) The trust will also issue two classes of residual certificates, the Class B Certificates and the Class L Certificates, neither of which are offered by this prospectus supplement.

(2) The class principal amount is approximate, as described in this prospectus supplement.

(3) If the notes are not redeemed on the optional redemption date as described in this prospectus supplement, beginning with the next following payment date, the margin of the Class A Notes will double.

(4) Interest will accrue on the notes based on an interest rate equal to the lesser of (i) one-month LIBOR plus a specified margin and (ii) the maximum rate, as described in this prospectus supplement under "Description of the Notes--Payment of Interest."

         The notes offered by this prospectus supplement will be issued in book-entry form.

         See "Description of the Notes -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes and "Description of the Notes -- Book-Entry Registration" for a discussion about book-entry securities in this prospectus supplement.

         The notes represent obligations of the trust, the assets of which will consist of adjustable rate, first and second lien home equity lines of credit having a total principal balance as of the cut-off date of approximately $267,092,143.

         The notes will have an approximate total initial principal amount of $260,414,000. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

         Principal and interest on the notes will be distributed on the 25th day of each month, beginning in May 2004. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

         Interest will accrue on the notes at the annual note rate (subject to the maximum rate) described in this prospectus supplement.

         See "Description of the Notes -- Payment of Interest" in this prospectus supplement.

Principal Payments

         Principal will be paid on the notes on each payment date in reduction of the outstanding principal balance of the notes in the amounts described herein.

         The amount of principal payable with respect to the notes will be determined by the period of amortization described below and in accordance with a formula that takes into account the principal collections received on the home equity lines of credit in the pool each month minus the total principal balance of additional draws made by borrowers on the home equity lines of credit for such month (during the managed amortization period) plus any excess cash needed to create or maintain certain required levels of overcollateralization for the notes and minus any excess of the actual level of overcollateralization over the required level of overcollateralization. The terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in this prospectus supplement.

         See "Description of the Notes -- Payment of Principal" in this prospectus supplement.

Enhancement of Likelihood of Payment on the Notes

         The payment structure of this securitization includes excess cashflow, overcollateralization, subordination and an insurance policy with respect to the notes.

         See "Description of the Notes -- Credit Enhancement" in this prospectus supplement for a more detailed description of the excess cashflow, overcollateralization, subordination and insurance policy features.

Subordination

         The notes will have a payment priority over the residual certificates as described in this prospectus supplement.

         See "Description of the Notes-- Payment of Principal" and "Description of the Notes -- Credit Enhancement -- Subordination" in this prospectus supplement.

Excess Cashflow; Overcollateralization

         The mortgage loans owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. On each payment date, this "excess cashflow" received from the mortgage loans each month will be available as an accelerated payment of principal on the notes to maintain overcollateralization. The required level of overcollateralization may increase or decrease as described in this prospectus supplement.

         See "Description of the Notes -- Credit Enhancement -- Excess Cashflow" and "Description of the Notes -- Credit Enhancement -- Overcollateralization" in this prospectus supplement.

The Policy

         The depositor will obtain a noncancellable insurance policy from Ambac Assurance Corporation with respect to the notes. The insurance policy will unconditionally and irrevocably guarantee to you timely payments of interest and the ultimate payment of principal on the notes, as described under the heading "The Insurer and the Policy" in this prospectus supplement.

         See "The Insurer and the Policy" in this prospectus supplement.

The HELOCs

General

On the closing date, which is expected to be on or about May 18, 2004, the trust will acquire a pool of home equity lines of credit secured by first and second lien mortgages or deeds of trust on residential properties, which are sometimes referred to as mortgage loans in this prospectus supplement. As of the cut-off date, the mortgage loans had an aggregate principal balance of $267,092,143 and had the following characteristics:

Number of Mortgage Loans:                        5,732
Range of Outstanding Principal
 Balances:                          $(198) to $500,000
Average Outstanding
 Principal Balance:                            $46,597
Range of Credit Limits:             $6,300 to $500,000
Average Credit Limit:                          $59,135
Range of Credit Limit
 Utilization Rates(1):              (1.72)% to 158.77%
Average Credit Limit
 Utilization Rate(1):                           78.80%
Range of Remaining Terms to
 Stated Maturity:                    123 to 356 months
Weighted Average Remaining
 Term to Stated Maturity(1):                217 months

Range of Loan Rates(1):              3.625% to 10.750%

Weighted Average
 Loan Rate(1):                                  6.557%

Range of Current Margins(1):          0.000% to 7.625%

Weighted Average
 Current Margin(1):                             2.557%

Range of Combined
 Loan-to-Value Ratios(1)(2):          4.68% to 100.00%

Weighted Average Combined
 Loan-to-Value Ratio(1)(2):                     83.46%

Range of Draw Periods(1)(2):          60 to 180 months

Weighted Average Draw Period
 (1)(2):                                     85 months

Geographic Concentrations in
 Excess of 5%(1):
California                                      59.77%
New York                                         5.70%

(1)  Approximate.
(2)  At Origination.

See "Description of the HELOCs" in this prospectus supplement for more detail on the mortgage loans.

Servicing of the HELOCs

         The mortgage loans will be master serviced by Aurora Loan Services Inc. The master servicer will oversee the servicing of the mortgage loans by the servicers.

         Lehman Brothers Holdings Inc., as the owner of the mortgage loans to be sold to the trust, will retain certain rights relating to the servicing of the mortgage loans.

         See "The Master Servicer," "The Servicers" and "Servicing of the HELOCs" in this prospectus supplement.

Optional Redemption

         On any payment date on or after which the aggregate outstanding principal balance of the notes, after giving effect to payments of principal on such payment date, declines to or below 10% of the aggregate principal balance of the notes as of the closing date, the master servicer may redeem the notes subject to certain conditions herein, including (a) the consent of Ambac Assurance Corporation (if the redemption would result in a draw under the policy) is obtained and (b) no reimbursement amounts would remain due to Ambac Assurance Corporation under the insurance agreement. If the master servicer exercises its option to redeem the notes, you will receive a final payment of principal on such payment date.

         See "Description of the Notes-- Optional Redemption" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional redemption.

Financing

         An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. The depositor will use a portion of the proceeds of the sale of the notes to repay the financing.

Tax Status

         In the opinion of McKee Nelson LLP, for federal income tax purposes, the notes will be characterized as indebtedness, and the trust will not be characterized as an association, publicly traded partnership taxable as a corporation, or as a taxable mortgage pool. Each beneficial owner of a note, by the acceptance of beneficial ownership interest in a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

         See "Material Federal Income Tax Considerations" in this prospectus supplement and "Federal Income Tax Considerations" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

         Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and the prospectus, the notes may be transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

         The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

         There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

         See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

Ratings of the Notes

         The notes will initially be rated "AAA" by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc.

- The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

- The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

- The ratings do not address the payment of any deferred interest with respect to the notes.

         See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                  Risk Factors

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Geographic Concentration Increases   One risk associated with investing in notes
Risk That the Yield on the Notes     backed by mortgage loans is created by any
May Be Impaired                      concentration of the related mortgaged
                                     properties in one or more geographic
                                     regions. If the regional economy or housing market of any state (or other region) having a significant concentration of the mortgaged properties underlying the mortgage loans weakens, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to noteholders if the insurer fails to perform under the policy. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, wildfires, floods, eruptions and civil disturbances. The economic impact of any such events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. Such concentration may result in greater losses to noteholders than those generally present for similar notes without such concentration. As of the close of business on March 31, 2004, approximately
                                     59.77% and 5.70%, of the mortgage loans
                                     were secured by mortgaged properties in
                                     California and New York, respectively. A weakening of the economy of these states may result in increases in the loss and delinquency rate for mortgage loans concentrated in such areas and if the insurer fails to perform under the policy, you may experience delays in payment or suffer a loss.

Cash Flow Limited in Early Years of  Each mortgage loan has either a draw period
HELOCs that lasts for the first 5 or 15 years and a repayment term for the last 10 years or a draw period that lasts for the first 10 years and a repayment term for up to the last 20 years (as more fully described herein), in each case of the term. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencements of the repayment period over the remaining term of the mortgage loan. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

The Servicers Have Limited Ability   A servicer may agree to changes in the
to Change the Terms of the HELOCs    terms of a mortgage loan serviced by such
                                     servicer if the changes:

                                     -        do not materially and adversely
                                              affect the interest of the
                                              noteholders or the insurer; and

                                     -        are consistent with prudent
                                              business practice.

                                     In addition, a servicer, within certain
                                     limitations, may increase the credit limit and reduce the loan rate related to a mortgage loan serviced by such servicer. Any increase in the credit limit related to such mortgage loan could increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under the related mortgage loan. In addition, any reduction in the loan rate of a related mortgage loan could reduce the excess cashflow available to absorb losses.

                                     See "Description of the HELOCs - HELOC
                                     Terms" in this prospectus supplement.

Interest Payable on the Notes and    Interest payable on the mortgage loans may
Interest Payable on the Mortgage     be insufficient to pay interest on the
Loans Differ                         notes, which accrues on the basis of LIBOR
                                     plus 0.22% on or prior to the optional
                                     redemption date and LIBOR plus 0.44% after the optional redemption date, subject to a cap based in part on the interest rates on the mortgage loans. Interest payable on the mortgage loans will accrue at a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments. As a result, the notes may accrue less interest than they would accrue if the interest rate on the notes were based solely on LIBOR plus
                                     0.22% on or prior to the optional
                                     redemption date and LIBOR plus 0.44% after the optional redemption date.

                                     LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them. Any reduction in the spread between LIBOR and the prime rate will also reduce the amount of interest receipts on the mortgage loans that would be available to absorb losses and charge-offs. In that event, if the overcollateralization were depleted and the insurer failed to perform under the policy, you would experience a loss.

                                     In addition, if the spread between LIBOR and the prime rate is reduced or eliminated, the interest payable on the notes may also be reduced. If the sum of LIBOR plus 0.22% on or prior to the optional redemption date and LIBOR plus 0.44% after the optional redemption date exceeds the maximum rate of interest allowed on the notes, such shortfalls will be paid to the noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to the noteholders. Such shortfalls will not be guaranteed by the insurer.

Ratings on Notes Based Primarily on  The rating on the notes depends primarily
Claims-Paying Ability of the         on the claims paying ability of the
Insurer                              insurer. Therefore, a reduction in the
                                     financial strength rating of the insurer may result in a corresponding reduction in the credit ratings assigned to the notes. A reduction in the credit rating assigned to the notes would reduce the market value of the notes and may affect your ability to sell them. The insurer does not guarantee the market value of the notes, or the credit ratings assigned to them.

                                     See "Ratings" in this prospectus
                                     supplement.

Limited Information Regarding        All of the mortgage loans may be prepaid in
Prepayment History                   whole or in part at any time. Neither the
                                     seller nor the master servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans. Home equity loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including:

                                     -        general economic conditions;

                                     -        interest rates;

                                     -        the availability of alternative
                                              financing;

                                     -        homeowner mobility; and

                                     -        changes affecting the ability to
                                              deduct interest payments on home
                                              equity lines of credit for federal
                                              income tax purposes.

                                     Prepayments on the mortgage loans will
                                     result in earlier payments of principal on your notes. In addition, substantially all of the mortgage loans contain due-on-sale provisions, which may affect the rate of prepayment.

                                     See "Yield, Maturity and Prepayment
                                     Considerations" in this prospectus
                                     supplement.

Yield to Maturity of Notes May be    The yield to maturity of the notes may be
Affected by Repurchases              affected by certain repurchase
                                     requirements. The seller or the related
                                     originator will be required to purchase
                                     mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured.
                                     These purchases will have the same effect on the noteholders as a prepayment of the related mortgage loans.

Consequences of Owning Book-Entry    Limit on Liquidity of Notes. Issuance of
Notes                                the notes in book- entry form may reduce
                                     the liquidity of the notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

                                     Limit on Ability to Transfer or Pledge.
                                     Since transactions in the notes can be
                                     effected only through DTC, Clearstream,
                                     Euroclear, participating organizations,
                                     indirect participants and banks, your
                                     ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

                                     Delays in Payments. As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

                                     See "Description of the Notes--Book-Entry
                                     Registration" in this prospectus
                                     supplement.

Impact of Terrorist Attacks          The economic impact of the United States'
                                     military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the noteholders. United States military operations may also increase the likelihood of shortfalls under the Servicemembers
                                     Civil Relief Act and similar state laws.
                                     Any such shortfalls will not be covered by the insurer under the policy.

                                     See "Legal Aspects of Loans--Servicemembers
                                     Civil Relief Act" in the prospectus.

An Optional Redemption May           On any payment date on or after which the
Adversely Affect the Yield on the    outstanding principal balance of the notes,
Notes                                after giving effect to payments of
                                     principal on such payment date, is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the closing date, the master servicer may purchase all of the mortgage loans and thereby cause a termination of the underlying trust. See "Description of the Notes--Optional Redemption" in this prospectus supplement. If this event happens, it will have the same effect as if all of the remaining borrowers made prepayments in full. Notes purchased at a premium could be adversely affected by such an optional redemption. See "Yield,
                                     Maturity and Prepayment Considerations" in this prospectus supplement.

The Obligations of the Seller, the   None of the seller, the depositor, the
Depositor, the Servicers and the     indenture trustee, the servicers or the
Master Servicer are Limited          master servicer is obligated to make any
                                     payments of principal or interest on the notes. The only obligation of the seller or the originators to make any payment in respect of the mortgage loans is the seller's obligation to repurchase from the trust those mortgage loans with respect to which there is a defect in the related documentation or for which there is a material breach of its representations and warranties and the related originator's obligation to repurchase from the trust those mortgage loans for which there is a material breach of its representations and warranties. There is no guarantee, however, that the seller or the related originator will have the financial ability to repurchase any of those mortgage loans.

Increased Risk of Loss as a Result   The mortgage loans originated by Cendant
of 10 and 20 Year Amortization       Mortgage Corporation and GreenPoint
Period of the HELOCs                 Mortgage Funding Inc. require no principal
                                     payments or minimal principal payments
                                     during the first 10 years in the case of mortgage loans originated by Cendant
                                     Mortgage Corporation and either 5 or 15
                                     years, in the case of mortgage loans
                                     originated by GreenPoint Mortgage Funding
                                     Inc., following origination, and all
                                     mortgage loans require repayment of the
                                     principal amount outstanding at the
                                     commencement of the repayment period over the remaining term in equal monthly installments. Mortgage loans with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. You may suffer a loss if the collateral for such mortgage loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer fails to perform under the insurance policy.

The Incurrence of Additional Debt    With respect to mortgage loans that were
by Borrowers Could Increase Your     used for debt consolidation, there can be
Risk                                 no assurance that the borrower will not
                                     incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans. See
                                     "Description of the HELOCs" in this
                                     prospectus supplement.

                                    The Trust

General

         Lehman ABS Corporation Home Equity Loan Trust 2004-2 (the "Trust") is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of April 1, 2004 and entered into between Lehman ABS Corporation (the "Depositor") and the Owner Trustee (the "Trust Agreement"). Pursuant to the Trust Agreement, the Trust will issue two classes of residual certificates, the Class B and Class L Certificates (collectively, the "Residual Certificates") on or about May 14, 2004 (the "Closing Date"). Pursuant to the Indenture dated as of April 1, 2004 between the Trust and the Indenture Trustee (the "Indenture"), the Trust will issue the Class A Notes (the "Notes"). The Residual Certificates represent the beneficial ownership interests in the Trust. The Notes represent debt obligations of the Trust. Prior to the sale and assignment of the HELOCs (as defined herein) to the Trust, the Trust will have no assets, obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the HELOCs, the other assets of the Trust and any proceeds therefrom, (ii) issuing the Notes and the Residual Certificates, (iii) making payments on the Notes and the Residual Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Trust will not acquire any assets other than the property of the Trust described below under the heading "The Trust Property" (the "Trust Property"), and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

Certain Activities

         The Trust will not, except as expressly provided in the Trust Agreement and the Indenture: (i) make loans; (ii) invest in securities for the purpose of exercising control; (iii) underwrite securities; (iv) engage in the purchase and sale (or turnover) of investments; (v) offer securities in exchange for property; or (vi) repurchase or otherwise reacquire its securities.

The Owner Trustee

         U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee") under the Trust Agreement, is a national banking association and its principal place of business is located at 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes and the Residual Certificates are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

The Indenture Trustee

         Wells Fargo Bank, N.A., a national banking corporation, is the Indenture Trustee ("Indenture Trustee") under the Indenture. The offices of the Indenture Trustee as of the date of this prospectus supplement are located for certificate transfer purposes at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - LABS 2004-2, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Corporate Trust Services - LABS 2004-2. Except after any occurrence of a Rapid Amortization Event, the Indenture Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Transfer and Servicing Agreement.

The Custodian

         U.S. Bank National Association, a national banking association, is the Custodian (the "Custodian") under the Custodial Agreement dated as of April 1, 2004 among the Custodian, the Indenture Trustee and the Master Servicer (the "Custodial Agreement"). The offices of the Custodian are located at 180 East Fifth Street, EP-MN-TMZD, St. Paul, Minnesota 55101. The Custodian's duties are limited solely to its express obligations under the Custodial Agreement.

The Trust Property

         As of the Closing Date, the Trust Property will include:

         - a pool of certain adjustable-rate revolving home equity lines of credit mortgage loans (the "HELOCs"), including any additional balances thereto as a result of new advances made pursuant to the applicable Credit Line Agreements (the "Additional Balances") with respect to such HELOCs; provided however, that no Additional Balances will be transferred to the Trust after the occurrence of a Rapid Amortization Event due to (a) the Seller's filing of a bankruptcy petition or
                  (b), only with respect to the HELOCs serviced by a Servicer, such Servicer's filing of a bankruptcy petition;

         - the collections in respect of such HELOCs conveyed to the Trust and received after the end of business on March 31, 2004 (the "Cut-off Date") (except Interest Collections due on or before the Cut-Off Date);

         - property that secured a HELOC that has been acquired by foreclosure or deed in lieu of foreclosure;

         - benefits under hazard insurance policies covering the Mortgaged Properties (as defined below);

         - certain rights of the Indenture Trustee in the insurance policy (the "Policy") issued by the Insurer to the Indenture Trustee for the benefit of the holders of Notes (the "Noteholders"); and

         -        certain other property.

         The HELOCs are secured by first and second lien mortgages or deeds of trust on residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums (the "Mortgaged Properties").

         The information set forth in the following section, "The Insurer and the Policy", has been provided by Ambac Assurance Corporation for inclusion in this prospectus supplement. Accordingly, none of Lehman Brothers Holdings Inc. (the "Seller"), the Servicers (as defined herein), the Master Servicer, the Originators, the Indenture Trustee, the Owner Trustee, Lehman Brothers Inc. (the "Underwriter") or any of their respective affiliates makes any representation as to the accuracy or completeness of such information.

                           The Insurer and the Policy

         The following information has been supplied by Ambac Assurance Corporation (the "Insurer") for inclusion in this prospectus supplement. The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the Insurer set forth under the heading "The Insurer and the Policy" in this prospectus supplement. Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes. The following summary of the Policy is qualified in its entirety by reference to the Policy itself.

         The Insurer will issue a certificate guaranty insurance policy for the benefit of the Noteholders. The Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts to the Indenture Trustee on behalf of the Noteholders. The Insurer will pay Insured Amounts which are Due for Payment to the Indenture Trustee on the later of (1) the payment date the Insured Amount is distributable to the Noteholders under the Indenture, and (2) the third Business Day following the Business Day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended or corrected Notice.

         The Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Indenture Trustee for payment to the Noteholders whether or not those funds are properly applied by the Indenture Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Insurer.

         For purposes of the Policy, a "Holder" or a "Noteholder" does not and may not include the Trust, the Indenture Trustee, the Owner Trustee, the Seller, the Depositor, the Master Servicer, the Servicers, the Originators or any of their respective affiliates.

         The Policy will not cover Deferred Interest, Relief Act Shortfalls or interest shortfalls due to the partial or full prepayment of the HELOCs, nor does the Policy guarantee to the Noteholders any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the Indenture Trustee or any Noteholder for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the Indenture Trustee to make any payment required under the Indenture to a Noteholder.

         In the absence of payments under the Policy, Noteholders will directly bear the credit risks associated with their Notes.

         The Insurer will be subrogated to the rights of each Noteholder to the extent of any payment by the Insurer under the Policy.

         The Insurer agrees that if it shall be subrogated to the rights of the Noteholders by virtue of any payment under the Policy, no recovery of such payment will occur unless the full amount of such holders' allocable payments for such Payment Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Insurance Agreement, the Indenture and the Transfer and Servicing Agreement.

         The Policy and the obligations of the Insurer thereunder will terminate without any action on the part of the Insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Notes have been paid in full and
(ii) the Final Scheduled Payment Date. Upon termination of the Policy, the Indenture Trustee will forthwith deliver the original of the Policy to the Insurer.

         Pursuant to the Policy, the Insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Indenture Trustee, or Noteholder, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or Noteholder (the "Order"), (ii) a certificate by or on behalf of the Indenture Trustee or Noteholder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Indenture Trustee or Noteholder, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee or Noteholder relating to or arising under the Indenture and the Transfer and Servicing Agreement against the estate of the Indenture Trustee or otherwise with respect to such Preference Amount and
(iv) a notice (in the form provided in the Policy) appropriately completed and executed by the Indenture Trustee; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day; provided further, that the Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Notes prior to the time the

Insurer would have been required to make a payment in respect of such principal pursuant to the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Noteholders or the Indenture Trustee directly, unless a Noteholder or the Indenture Trustee has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee, subject to the delivery of (a) the items referred to in clauses (i),
(ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         As used in the Policy, the following terms shall have the following meanings:

         "Deficiency Amount" means with respect to the Notes, the sum of (a) for any Payment Date, the excess, if any, of (i) the Interest Payment Amount (excluding any Deferred Interest) over (ii) the portion of the Available Funds for such Payment Date remaining after payment of the Indenture Trustee Fee, the Indenture Trustee Expense Amount, if any, the Owner Trustee Fee and the premium amount payable to the Insurer, in each case, for such Payment Date, such portion being (A) during the Managed Amortization Period, the remaining Available Funds allocated to the Interest Payment Amount based on the pari passu application of such amount to the Interest Payment Amount and to interest on any Additional Balance Contributed Amount at the Class A Note Rate on such Payment Date and (B) after the Managed Amortization Period, all such remaining Available Funds, (b) for any Payment Date other than the Final Scheduled Payment Date, the Overcollateralization Deficit, if any, for such Payment Date and (c) on the Final Scheduled Payment Date, the outstanding principal balance of the Notes then outstanding, after taking into account all payments to be made to the Notes on the Final Scheduled Payment Date other than pursuant to the Policy.

         "Due for Payment" shall mean, (i) with respect to an Insured Amount, the Payment Date on which Insured Amounts are due and payable pursuant to the terms of the Indenture and (ii) with respect to a Preference Amount, the Business Day on which the documentation required by the Insurer has been received by the Insurer.

         "Final Scheduled Payment Date" means June 2034.

         "Insured Amounts" means, with respect to any Payment Date and the Notes, the Deficiency Amount for such Payment Date.

         "Insured Payments" means, the aggregate amount actually paid by the Insurer to the Indenture Trustee in respect of (i) the Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

         "Nonpayment" shall mean, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the

Insured Amount or Preference Amount which shall be due and owing on the applicable Payment Date.

         "Preference Amount" means any payment of principal or interest previously distributed to a Noteholder, which would have been covered under the Policy as an Insured Amount, that has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, or any similar state law.

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Indenture unless the amendment or modification has been approved in writing by the Insurer.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

         The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The Insurer

         The following information has been supplied by the Insurer for inclusion in this prospectus supplement. Accordingly, none of the Sellers, the Servicers, the Master Servicer, the Originators, the Indenture Trustee, the Owner Trustee, the Underwriter or any of their respective affiliates makes any representation as to the accuracy and completeness of such information.

         Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings have each assigned a triple-A strength rating to the Insurer.

         The consolidated financial statements of the Insurer and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, prepared in accordance with accounting principles generally accepted in the

United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 15, 2004; SEC File No. 001-10777), the unaudited consolidated financial statements of the Insurer and subsidiaries as of March 31, 2004 and for the periods ending March 31, 2004 and March 31, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2004 (which was filed with the SEC on May 10, 2004) and the Current Report on Form 8-K (which was filed with the SEC on April 22, 2004) as they relate to the Insurer, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All consolidated financial statements of the Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such financial statements.

         The following table sets forth the capitalization of the Insurer as of December 31, 2002, December 31, 2003 and March 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

                  Ambac Assurance Corporation and Subsidiaries

                        CONSOLIDATED CAPITALIZATION TABLE

                              (Dollars in Millions)

                                                                     March 31,
                                      December 31,   December 31,      2004
                                          2002          2003        (unaudited)
                                     -------------------------------------------

Unearned premiums .................     $   2,137     $   2,553     $   2,583
Notes payable to affiliate ........           111            84           165
Other liabilities .................         1,865         2,197         2,659
                                        ---------     ---------     ---------
Total liabilities .................         4,113         4,834         5,407
                                        ---------     ---------     ---------
Stockholder's equity
   Common stock ...................            82            82            82
   Additional paid-in capital .....           920         1,144         1,156
   Accumulated other
    comprehensive income ..........           231           243           285
   Retained earnings ..............         2,849         3,430         3,589
                                        ---------     ---------     ---------
Total stockholder's equity ........         4,082         4,899         5,112
                                        ---------     ---------     ---------
Total liabilities and
 stockholder's equity .............     $   8,195     $   9,733     $  10,519
                                        =========     =========     =========

         For additional financial information concerning the Insurer, see the audited consolidated financial statements of the Insurer incorporated by reference herein. Copies of the consolidated financial statements of the Insurer incorporated by reference and copies of the Insurer's annual statement for the year ended December 31, 2003 prepared on the basis of statutory accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available without charge from the Insurer. The address of the Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         The Insurer makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the Insurer and presented under the headings "The Insurer and the Policy" and in the financial statements incorporated herein by reference.

                            Description of the Notes

General

         The $260,414,000 Lehman ABS Corporation Home Equity Loan Asset-Backed Notes, Class A Notes will be issued pursuant to the Indenture (a form of which has been filed as an exhibit to the Registration Statement). Payments on the Notes and certain rights of investors in the Notes will be governed by the Indenture. The following summaries describe certain provisions of the Indenture and of the Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Trust Agreement. Wherever particular sections or defined terms of the Indenture or of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference.

         The Notes will be offered in denominations of $250,000 and multiples of $1,000 in excess thereof. The Notes will be issued in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as registrar (the "Registrar"). See "Book-Entry Registration" below. No service charge will be made for any registration of exchange or transfer of the Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in May 2004 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Notes with respect to each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Maryland, Minnesota or Colorado (or, as to any Servicer, such other states as are specified in the related Servicing Agreement) are closed.

         Payments on the Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Notes will be made only upon presentation and surrender of such Notes at the Corporate Trust Office (as defined herein) of the Indenture Trustee. See "The Trust -- The Indenture Trustee" herein.

         The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Notes." The Notes will be issued in minimum denominations in principal amount of $250,000 and integral multiples of $1,000 in excess thereof.

         Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial class principal amount of the Notes registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a physical security representing such person's interest (a "Definitive

Security", except as set forth below under "-- Book-Entry Registration -- Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

         General. Beneficial Owners will hold their Notes through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) (hereinafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes that equal the initial class principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually, the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical security representing such Note. Unless and until Definitive Securities are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Trust Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Central Bank of Luxembourg. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" and "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting" in the Prospectus.

         Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical securities for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical securities.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the Beneficial Owners of the Book-Entry Notes under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Trust Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Notes.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Seller, the Servicers, the Master Servicer, the Indenture Trustee or the Owner Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

         Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only if DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the Depositor is unable to locate a qualified successor. Upon the occurrence of an event described above, the Indenture Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Securities for their Book-Entry Notes. Upon surrender by DTC of the Definitive Securities representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Securities in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Securities as Noteholders under the Trust Agreement.

Payment of Interest

         Interest on the Notes will be payable monthly on each Payment Date, commencing in May 2004, at the rate for the related Interest Accrual Period.

         The "Class A Note Rate" on the Notes for any Interest Accrual Period will be equal to: (i) with respect to any Payment Date which occurs on or prior to the Optional Redemption Date, the sum of (a) LIBOR (determined as described herein) and (b) 0.22% per annum and (ii) for any Payment Date thereafter, the sum of (a) LIBOR (determined as described herein) and (b) 0.44% per annum; provided, however, that notwithstanding the foregoing, in no event will the amount of interest required to be paid in respect of the Notes on any Payment Date exceed the Maximum Rate.

         The "Maximum Rate" for any Interest Accrual Period is equal to the product of (x) the weighted average of the interest rates of the HELOCs as of the beginning of the second preceding Collection Period, assuming each HELOC is fully indexed, net of the Expense Fee Rate, (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period and (z) a fraction, the numerator of which is the Pool Balance at the beginning of the related Collection Period and the denominator of which is the principal balance of the Notes immediately before such Payment Date. With respect to any Payment Date and HELOC, the "Collection Period" is the calendar month immediately preceding such Payment Date.

         The "Expense Fee Rate" is an amount equal to the sum of (i) the Servicing Fee Rate, (ii) the Indenture Trustee Fee Rate, (iii) the Owner Trustee Fee Rate, (iv) a per annum rate equal to a fraction, the numerator of which is the product of (a) 12 and the sum of (b)(1) the Relief Act Shortfalls, (2) any interest shortfalls resulting from prepayments of the HELOCs and (3) payments to the Indenture Trustee in respect of the Indenture Trustee Expense Amount and the denominator of which is the Pool Balance at the beginning of the related Collection Period and (v) the product of (a) the Insurer Premium Rate and (b) a fraction, the numerator of which is the principal balance of the Notes immediately before the Payment Date and the denominator of which is the Pool Balance at the beginning of the related Collection Period.

         To the extent the Maximum Rate is less than the Class A Note Rate for any Payment Date, the deficiency will be deferred (the "Deferred Interest" with respect to the Notes). The Policy will not guarantee the payment of such Deferred Interest.

         Interest Accrual Period. Interest on the Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (the "Interest Accrual Period" with respect to such Payment Date) on the basis of the actual number of days in the Interest Accrual Period and a 360-day year. For any Payment Date, the interest then due with respect to the Notes (calculated using the Class A Note Rate for such Payment Date) is the "Interest Payment Amount" for the Notes and such Payment Date.

Determination of LIBOR

         On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Indenture Trustee will determine LIBOR for purposes of calculating interest on the Notes based on the "Interest Settlement Rate" for U.S. dollar deposits of one month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

         The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor

Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

         A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

         With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Indenture Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Indenture Trustee will designate an alternative index that has performed, or that the Indenture Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

         The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

         LIBOR for the first Accrual Period will be 1.10%.

Payment of Principal

         Principal Payment Amount. On each Payment Date, the Noteholders will receive, to the extent of Available Funds, the Principal Payment Amount for such Payment Date.

         The term of the Notes has been divided into two periods, the Managed Amortization Period and the Rapid Amortization Period. The "Managed Amortization Period" is the period commencing on the first Payment Date, and ending on the earlier to occur of (x) the 180th Payment Date or (y) the Payment Date immediately preceding the occurrence of a Rapid Amortization Event. The "Rapid Amortization Period" is the period which immediately follows the end of the Managed Amortization Period.

         With respect to each Payment Date and the Notes, the "Principal Payment Amount" shall equal the positive difference between (a) the Maximum Principal Payment and (b) the Overcollateralization Reduction Amount, if any, in each case, with respect to such Payment Date. With respect to each Payment Date and the Notes, the "Maximum Principal Payment" shall equal (i) during the Managed Amortization Period, the Net Principal Collections with respect to such Payment Date, and (ii) during the Rapid Amortization Period, the Principal Collections with respect to such Payment Date. With respect to each Payment Date, "Net Principal Collections" shall equal the positive difference between (x) the Principal Collections for the Collection Period relating to such Payment Date and (y) the sum of (A) the aggregate principal amount of all Additional Balances arising during the Collection Period related to such Payment Date and (B) the Additional Balance Contributed Amount outstanding as of the opening of business on such Payment Date. The aggregate payments of principal to the Noteholders shall not exceed the initial class principal balance of the Notes. Principal Collections and Net Principal Collections will be calculated separately with respect to the HELOCs serviced by each Servicer.

         With respect to the Notes, the "Overcollateralization Reduction Amount," shall equal the amount by which the Overcollateralization Amount exceeds the Specified Overcollateralization Amount, assuming that the Maximum Principal Payment had been distributed to the related Noteholders on such Payment Date.

         In addition, on the Final Scheduled Payment Date, the Noteholders will be entitled to receive a payment of principal in an amount equal to the outstanding principal balance of the Notes. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC.

         Accelerated Principal. With respect to the Notes and any Payment Date on which there exists Excess Cashflow relating to the HELOCs, the amount of Excess Cashflow to be distributed in reduction of the principal balance of the Notes will equal the lesser of (A) the Excess Cashflow and (B) the amount required to increase the Overcollateralization Amount to the Specified Overcollateralization Amount applicable to such Payment Date (any such payment, an Accelerated Principal Payment (as defined below)).

         The "Specified Overcollateralization Amount" on any Payment Date, is an amount equal to the greatest of: (A) 90% of the principal balance of the HELOCs that are 180 or more days delinquent as of the close of business of the last day of the related Collection Period plus (i) prior to the Stepdown Date, the greater of (a) 2.50% of the Cut-off Date Principal Balance of the HELOCs and (b) the Step-Up Overcollateralization Amount or (ii) on or after the Stepdown Date the greater of: (a) the lesser of (1) 2.50% of the Cut-off Date Principal Balance of the HELOCs and (2) 5.00% of the Pool Balance as of the end of the related Collection Period and (b) the Step-Up Overcollateralization Amount; (B) 0.50% of the Cut-off Date Principal Balance of the HELOCs; and (C) the sum of the Principal Balances of the HELOCs with the three largest principal balances as of the end of the related Collection Period. Provided further, that if a step-down trigger is in effect (as provided for in the Transfer and Servicing Agreement) the Specified Overcollateralization Amount for such Payment Date will equal the Specified Overcollateralization Amount for the prior Payment Date.

         The "Step-Up Overcollateralization Amount", if in effect pursuant to the Transfer and Servicing Agreement, will be an amount equal to twice the amount determined pursuant to (A)(i)(a) or (A)(ii)(a) above, as applicable, and if not in effect will be equal to zero.

         Rapid Amortization Events. As described above, the Managed Amortization Period will continue through the 180th Payment Date, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence immediately. A "Rapid Amortization Event," with respect to the Notes, refers to any of the following events:

         (a) default in the payment of any interest on the Notes when the same becomes due and payable, and such default continues for a period of five Business Days or a failure to pay the entire principal of any Note when the same becomes due and payable under the Indenture or on the Final Scheduled Payment Date;

         (b) failure on the part of the Trust, the Depositor, the Seller, either Servicer or the Master Servicer to observe or perform in any material respect any other material covenants or agreements set forth in the Mortgage Loan Sale and Assignment Agreement, the Transfer and Servicing Agreement, the Indenture, the Servicing Agreements or the Insurance Agreement, as applicable, which failure materially and adversely affects the Noteholders or the Insurer continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Trust, the Depositor, the Seller, the Servicers or the Master Servicer, as the case may be, by the Indenture Trustee or the Insurer in accordance with the provisions of the Indenture;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Trust, the Depositor, the Seller or the Master Servicer or any of their respective affiliates, the Originators or the Trust;

         (d) the Trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (e) cumulative draws in respect of interest under the Policy exceed 1% of the aggregate Cut-off Date Principal Balance (as defined herein) of the HELOCs or there is any draw in respect of principal; and

         (f) the rights and obligations of a Servicer under the related Servicing Agreement is terminated under such Servicing Agreement or an Event of Master Servicing Termination has occurred.

         In the case of any event described in clauses (a), (b), (e) or (f) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the Indenture or Transfer and Servicing Agreement, any of the Indenture Trustee or Noteholders evidencing more than 50% of the outstanding principal balance of the Notes in each case with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) or the Insurer (so long as no Insurer Default has occurred and is continuing), by written notice to the Trust, the Insurer, the Seller and the Master Servicer (and to the Indenture Trustee, if given by the Noteholders or the Insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of an event described in either clause (c) or
(d), a Rapid Amortization Event will automatically occur.

         If a Rapid Amortization Event occurs solely due to either: (1) a failure on the part of one of the Servicers with respect to (b) above or (2) the occurrence of the event described in (f) above only with respect to one of the Servicers, a Rapid Amortization Event will only apply to the HELOCs serviced by such Servicer.

         Following the occurrence of a Rapid Amortization Event (except for an event with respect to Cendant only described in either (b) or (f) above) the Insurer (so long as no Insurer Default has occurred and is continuing) shall have the right to direct the Indenture Trustee, and the Indenture Trustee shall have the right if an Insurer Default has occurred and is continuing, to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms. If the Insurer exercises such right, the provisions in the immediately preceding paragraph will no longer apply. If the Insurer has directed such sale, the Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the outstanding principal balance of the Notes, together with all accrued and unpaid interest thereon at the Class A Note Rate (other than Deferred Interest). The net proceeds of such sale will be paid (i) first, pro rata, to the Indenture Trustee, any unpaid Indenture Trustee Fees and Indenture Trustee Expense Amount (without regard to the caps included in the definition of Indenture Trustee Expense Amount), and to the Owner Trustee, any unpaid Owner Trustee Fees, (ii) second, to the Noteholders insofar as may be necessary to reduce the outstanding principal balance of the Notes, together with all accrued and unpaid interest due thereon, to zero, (iii) third, to reimburse the Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Insurer, (iv) fourth, to the Indenture Trustee and Owner Trustee, any unreimbursed expenses and (v) fifth, to the Residual Certificateholders.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the Seller or a Servicer voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Seller or a Servicer, on the day of any such filing or appointment with respect to (i) the Seller, no further Additional Balances will be transferred to the Trust, and (ii) a Servicer, no Additional Balances relating to HELOCs serviced by such Servicer will be transferred to the Trust, and the Seller or the related Servicer will promptly give notice to the Indenture Trustee and the Insurer of any such filing or appointment. Within 15 days, the Indenture Trustee will send a notice of the occurrence of such event to the Noteholders.

         Upon the occurrence of a Rapid Amortization Event, the related Servicer shall no longer receive any principal funds upon the transfer of Additional Balances to the Trust in respect of the Additional Balance Contributed Amount but will be reimbursed directly by the holder of the Class L Certificates upon such transfer. The holder of the Class L Certificates will be reimbursed for such payments to the extent of available funds distributed on the Class L Certificates.

         An "Insurer Default" shall mean the occurrence of any of (i) the failure by the Insurer to make a payment required under the Policy in accordance with the terms thereof, (ii) the voluntary or involuntary filing of a petition or other invocation of the process of any court or government authority for the purpose of commencing or sustaining a case under any federal or state bankruptcy, insolvency or similar law against the Insurer or (iii) the appointing of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Insurer.

Priority of Payments

         The Indenture Trustee shall deposit to a certain account (the "Distribution Account"), without duplication, upon receipt, (i) any Insured Amounts or Preference Amounts, (ii) the proceeds of any liquidation of the assets of the Trust, (iii) Principal Collections, (iv) Interest Collections and
(v) certain other amounts remitted by the Servicers, together with certain other specified amounts (the amounts specified in clauses (ii) through (v) shall constitute "Available Funds" for the Notes and the related Payment Date).

         With respect to each Payment Date, and to the extent of Available Funds, the Indenture Trustee shall make the following allocations, disbursements and transfers from the Distribution Account (net of the payment to the Indenture Trustee of its fee for services rendered pursuant to the Indenture (the "Indenture Trustee Fee"), and the payment of the Indenture Trustee Expense Amount, the payment to the Owner Trustee of its fee for services rendered pursuant to the Trust Agreement (the "Owner Trustee Fee") and the Servicing Fee (as defined herein), in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

         1.       the premium amount payable to the Insurer;

         2. concurrently, to the Noteholders, the Interest Payment Amount for such Payment Date and, during the Managed Amortization Period, to the related Servicer accrued and unpaid, interest on any Additional Balance Contributed Amount that has not previously been reimbursed pursuant to clause 3 below at the Class A Note Rate for such Payment Date;

         3. to the related Servicer on each Payment Date during the Managed Amortization Period, from Principal Collections, an amount equal to the Additional Balance Contributed Amount;

         4. to the Noteholders, as a payment of principal, the Principal Payment Amount for such Payment Date;

         5. to the Noteholders, as a payment of principal, in the following order, (a) Charge-Off Amounts incurred during the preceding calendar month and (b) Charge-Off Amounts incurred during previous periods that were not subsequently funded by Interest Collections, overcollateralization or draws under the Policy in respect of an Overcollateralization Deficit;

         6. to the Insurer, the Reimbursement Amount, if any, then due to it;

         7.       to the Noteholders, the Accelerated Principal Payment, if any;

         8. to the Servicers, to pay certain amounts that may be required to be paid to the Servicers (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the Transfer and Servicing Agreement;

         9. to the Noteholders to pay Deferred Interest and interest thereon at the Class A Note Rate;

         10. pari passu, (a) to the Indenture Trustee, any unpaid fees and unreimbursed expenses due and owing to the Indenture Trustee and not otherwise previously paid on such Payment Date, and
                  (b) to the Owner Trustee, any unpaid fees and unreimbursed expenses due and owing to the Owner Trustee and not otherwise previously paid on such Payment Date; and

         11. to the holders of each class of Residual Certificates (the "Residual Certificateholders"), as described in the Transfer and Servicing Agreement, any amount remaining on deposit in the Distribution Account.

         "Additional Balance Contributed Amount" means (a) the excess, if any, for all prior Payment Dates during the Managed Amortization Period of (i) the aggregate principal amount of all Additional Balances for a Payment Date over
(ii) Principal Collections with respect to each such Payment Date minus (b) amounts paid on previous Payment Dates to the Servicers in respect of any Additional Balance Contributed Amount.

         The "Charge-Off Amount" for any Charged-Off HELOC is the amount of the principal balance that has been written down.

         A "Charged-Off HELOC" is (i) a mortgage loan with a balance that has been written down on the servicer's servicing system in accordance with its policies and procedures and (ii) any mortgage loan that is more than 180 days past due.

         "Interest Collections", with respect to any Payment Date, is equal to the sum of (a) all payments by or on behalf of Mortgagors and any other amounts constituting interest, including the portion of net liquidation proceeds and insurance proceeds allocated to interest pursuant to the terms of the related Credit Line Agreement (excluding the fees or late charges or similar administrative fees paid by Mortgagors) collected during the related Collection Period, less the related Servicing Fee for the related Collection Period and (b) the interest portion of (i) the purchase price paid for a HELOC repurchased by the Seller or an Originator during the related Collection Period and (ii) the Optional Redemption Price in connection with any Optional Redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

         "Indenture Trustee Expense Amount" means, any costs, expenses or liabilities reimbursable to the Indenture Trustee to the extent provided in the Indenture; provided, however, such reimbursable amounts may not exceed $20,000 on any Payment Date or $100,000 during any Anniversary Year. In the event that the Indenture Trustee incurs reimbursable amounts in excess of $100,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $100,000 be reimbursed to the Indenture Trustee per Anniversary Year. "Anniversary Year" means, the one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

         An "Overcollateralization Deficit" with respect to the Notes and any Payment Date is equal to the amount, if any, by which the outstanding principal balance of the Notes, after taking into account the payment to the Noteholders of all principal from all sources other than the Policy, exceeds the Pool Balance at the end of the related Collection Period plus any Principal Collections due in the immediately preceding Collection Period but received in the subsequent Collection Period before the related Remittance Date.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the principal balances of all HELOCs as of such date.

         The "Principal Balance" of a HELOC on any date of determination is equal to the Cut-Off Date principal balance of the HELOC, plus (i) any Additional Balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related credit line agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

         "Principal Collections", with respect to any Payment Date, is equal to the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the Trust, any recoveries and the principal portion of any substitution amount.

         The "Reimbursement Amount" is, as to any Payment Date, the sum of (x) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date, plus interest accrued thereon, calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments, and (y) without duplication any amounts then due and owing to the Insurer under the Insurance Agreement, plus interest on such amounts at the Late Payment Rate.

         The "Late Payment Rate" is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         On each Determination Date the Indenture Trustee shall determine from information provided by the Servicers, with respect to the immediately following Payment Date, whether a draw is required to be made under the Policy. With respect to each Payment Date, the "Determination Date" is the fourth Business Day next preceding such Payment Date or such earlier day as shall be agreed to by the Insurer and the Indenture Trustee.

         The Paying Agent. The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders.

Credit Enhancement

         Credit enhancement for the Notes consists of, in addition to the subordination of the Residual Certificates, excess cashflow, overcollateralization and the Policy, in each case, as described herein.

         Subordination. The rights of holders of the Residual Certificates to receive payments with respect to the HELOCs will be subordinated, to the extent described herein, to such rights of Noteholders, as described under " -- Payment of Interest" and " -- Payment of Principal." This subordination is intended to enhance the likelihood of regular receipt by Noteholders of the full amount of interest and principal payable thereon.

         The limited protection afforded to Noteholders by means of the subordination of the Residual Certificates will be accomplished by the preferential right of the Noteholders to receive, prior to any payment being made on any Payment Date in respect of the Residual Certificates, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

         Excess Cashflow. The HELOCs bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes, the fees and expenses of the Servicers, the Indenture Trustee and the Owner Trustee and the premium amount payable to the Insurer. Such excess cashflow from the HELOCs each month will be available to achieve or maintain certain required levels of overcollateralization.

         Overcollateralization. Beginning on the Payment Date in May 2004, all or a portion of Excess Cashflow will be applied as Accelerated Principal Payments on the Notes on each Payment Date to the extent necessary to maintain the Overcollateralization Amount at, or to increase it to, the Specified Overcollateralization Amount for such Payment Date. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount, is not an obligation of the Seller, the Servicers, the Master Servicer, the Indenture Trustee, the Insurer, the Owner Trustee or any other person.

         The Specified Overcollateralization Amount for the Notes will decrease or "step down" over time beginning on the November 2006 Payment Date (the "Stepdown Date"), subject to certain floors and triggers. Alternatively, if delinquencies and losses exceed certain levels, the Specified Overcollateralization Amount may increase. The dollar amount of any decrease in the Specified Overcollateralization Amount is an Overcollateralization Reduction Amount which may result in a release of cash to the holders of the Residual Certificates in an amount up to such Overcollateralization Reduction Amount (net of any Reimbursement Amounts due to the Insurer).

         Insurance Policy. The Insurer will issue the Policy for the benefit of the Noteholders, as described under "The Insurer and the Policy" in this prospectus supplement.

Final Scheduled Payment Date

         The "Final Scheduled Payment Date" for the Notes has been determined to be the Payment Date in June 2034. The actual final Payment Date may be earlier or later, and could be substantially earlier, than the Final Scheduled Payment Date.

Optional Redemption

         On the Payment Date on which the Notes, after giving effect to payments on such date, is less than or equal to 10% of the balance of the Notes as of the Closing Date (such date the "Optional Redemption Date"), the Master Servicer will have the option to purchase the HELOCs, any REO Property and any other property remaining in the Trust, subject to certain conditions including (i) the consent of the Insurer (if the redemption would result in a draw on the Policy) is obtained and (ii) no Reimbursement Amounts would remain due to the Insurer under the Insurance Agreement for a price equal to the greater of (i) the sum of
(a) 100% of the aggregate outstanding principal balance of the HELOCs plus accrued interest thereon at the applicable Mortgage Rate, (b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of all other property being purchased and (d) any unreimbursed servicing advances and certain amounts owed to the Indenture Trustee and Owner Trustee for the related Payment Date, and (ii) the sum of (a) the outstanding principal balance of the Notes and interest due thereon (including Deferred Interest) on such Payment Date, (b) any outstanding Servicing Advances, Servicing Fees, Indenture Trustee Fees, Owner Trustee Fees and Premiums due to the Insurer, (c) any Reimbursement Amounts, for the related Payment Date and (d) the fair market value of the Residual Certificates (the "Optional Redemption Purchase Price"). The Servicers will be reimbursed from the Optional Redemption Purchase Price for any servicing advances and unpaid Servicing Fees and the Indenture Trustee and Owner Trustee will be reimbursed for certain expenses. If such option is exercised, the Trust will be terminated (such event, an "Optional Redemption") and the Noteholders will receive a final payment on the Notes on such Payment Date. If such option is not exercised, then with respect to the next following Payment Date and each succeeding Payment Date thereafter, the margin of the Notes will double.

                            Description of the HELOCs

General

         Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the HELOCs as of the Cut-off Date. Whenever reference is made herein to the characteristics of the HELOCs or to a percentage of the HELOCs, unless otherwise specified, that reference is based on the principal balances of the HELOCs as of the Cut-off Date (the "Cut-off Date Principal Balance").

         The HELOCs in the Trust were originated under loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on Mortgaged Properties. The Mortgaged Properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. Approximately 87.45% of the Mortgaged Properties were owner-occupied at the time of origination. The HELOCs were underwritten in accordance with the Cendant Underwriting Guidelines (as defined herein) or the GreenPoint Underwriting Guidelines (as defined herein), as applicable, as in effect at the time of origination. Current underwriting standards are described under "Underwriting Guidelines" in the prospectus supplement.

         Prior to the closing date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed. The Seller believes that the information in this prospectus supplement relating to the HELOCs to be included in the pool as presently constituted is representative of the characteristics of the HELOCs to be included in the pool as of the Closing Date, although some characteristics may vary.

         In the information that follows, weighted average percentages are based upon the principal balances of the HELOCs on the Cut-Off Date.

         The pool of HELOCs consists of 5,732 HELOCs with an aggregate Cut-Off Date pool balance of approximately $267,092,143. As of the Cut-Off Date, the minimum principal balance and the maximum principal balance was approximately $(198) and $500,000, respectively, the average principal balance was approximately $46,597, the minimum loan rate and the maximum loan rate were approximately 3.625% and 10.750% per annum, respectively, and the weighted average loan rate was approximately 6.557% per annum. As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately 4 months and 177 months, respectively, and the weighted average remaining draw period was approximately 78 months. The average credit limit utilization rate was approximately 78.80%, the minimum credit limit utilization rate was approximately (1.72)%, and the maximum credit limit utilization rate was approximately 158.77%. The credit limit utilization rate is determined by dividing the Cut-off Date Principal Balance by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately 83.46% as of the Cut-Off Date.

         As of the Cut-Off Date, no HELOC had a combined loan-to-value ratio greater than approximately 100%. None of the HELOCs were delinquent by more than 30 days.

         As of the Cut-off Date, none of the HELOCs were subject to the Home Ownership and Equity Protection Act of 1994 and, as of the date of origination, none of the HELOCs were subject to any comparable state law, including the Georgia Fair Lending Act.

Statistical Characteristics of the HELOCs

         The following tables set forth as of the Cut-off Date, the number, total principal balance and percentage of the HELOCs having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate principal balances and the percentages in the following tables may not equal the totals due to rounding.)

                                  Lien Position

                                                                        Percentage of
                                                                            HELOCs
                                                      Aggregate          by Aggregate
                                       Number of       Cut-off             Cut-off
           Lien Position                HELOCs     Principal Balance   Principal Balance
----------------------------------     ---------   -----------------   -----------------
1st Lien ..........................         82     $   3,985,852.61            1.49%
2nd Lien ..........................      5,650       263,106,290.39           98.51
                                       -------     ----------------         -------
    Total .........................      5,732     $ 267,092,143.00          100.00%
                                       =======     ================         =======

                         Outstanding Principal Balances

                                                                                       Percentage of
                                                                                           HELOCs
                                                                  Aggregate             by Aggregate
         Range of Scheduled                   Number of            Cut-off                Cut-off
       Principal Balances ($)                  HELOCs         Principal Balance       Principal Balance
----------------------------------            ---------       -----------------       -----------------
<= 0.01 ...........................               10          $        (257.27)             0.00%
0.00 - 0.00 .......................               95                      0.00              0.00
0.01 - 5,000.00 ...................              163                338,320.16              0.13
5,000.01 - 10,000.00 ..............              330              2,819,185.45              1.06
10,000.01 - 15,000.00 .............              502              6,359,948.78              2.38
15,000.01 - 20,000.00 .............              570              9,958,026.12              3.73
20,000.01 - 25,000.00 .............              516             11,665,993.67              4.37
25,000.01 - 30,000.00 .............              462             12,744,998.24              4.77
30,000.01 - 35,000.00 .............              368             12,042,525.12              4.51
35,000.01 - 40,000.00 .............              312             11,767,156.27              4.41
40,000.01 - 45,000.00 .............              274             11,706,275.37              4.38
45,000.01 - 50,000.00 .............              355             17,086,581.84              6.40
50,000.01 - 55,000.00 .............              169              8,899,303.47              3.33
55,000.01 - 60,000.00 .............              218             12,592,566.34              4.71
60,000.01 - 65,000.00 .............              138              8,648,667.67              3.24
65,000.01 - 70,000.00 .............              126              8,546,839.19              3.20
70,000.01 - 75,000.00 .............              137              9,970,277.61              3.73
75,000.01 - 80,000.00 .............              106              8,269,865.94              3.10
80,000.01 - 85,000.00 .............               84              6,960,583.74              2.61
85,000.01 - 90,000.00 .............               86              7,546,780.96              2.83
90,000.01 - 95,000.00 .............               74              6,860,614.46              2.57
95,000.01 - 100,000.00 ............              185             18,315,930.92              6.86
100,000.01 - 500,000.00 ...........              452             73,991,958.95             27.70
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

     The average Cut-off Date Principal Balance is approximately $46,596.68.

                                Type of Occupancy

                                                                                       Percentage of
                                                                                           HELOCs
                                                                 Aggregate              by Aggregate
                                             Number of            Cut-off                 Cut-off
             Occupancy                        HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
Primary Home ......................            4,742          $ 233,559,649.71             87.45%
Investment ........................              926             30,766,939.43             11.52
Second Home .......................               64              2,765,553.86              1.04
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                                  Loan Purpose

                                                                                       Percentage of
                                                                                           HELOCs
                                                                 Aggregate              by Aggregate
                                             Number of            Cut-off                  Cut-off
           Loan Purpose                       HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
Cash Out Refinance ................            3,755          $ 180,590,857.48             67.61%
Purchase ..........................            1,639             72,425,988.07             27.12
Rate/Term Refinance ...............              338             14,075,297.45              5.27
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                     Combined Original Loan-to-Value Ratios

                                                                                       Percentage of
                                                                                           HELOCs
                                                                 Aggregate              by Aggregate
 Range of Combined Original Loan-            Number of         Cut-off Date             Cut-off Date
       to-Value Ratios (%)                    HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
0.01 - 5.00 .......................                2          $      28,436.10              0.01%
5.01 - 10.00 ......................               14                216,540.71              0.08
10.01 - 15.00 .....................                9                292,299.42              0.11
15.01 - 20.00 .....................               19                695,635.05              0.26
20.01 - 25.00 .....................               12                420,392.89              0.16
25.01 - 30.00 .....................               22                600,797.05              0.22
30.01 - 35.00 .....................               21              1,021,901.42              0.38
35.01 - 40.00 .....................               45              2,082,469.71              0.78
40.01 - 45.00 .....................               43              2,262,841.02              0.85
45.01 - 50.00 .....................               50              2,389,425.97              0.89
50.01 - 55.00 .....................               52              3,242,563.53              1.21
55.01 - 60.00 .....................               81              4,302,650.10              1.61
60.01 - 65.00 .....................              110              6,006,399.60              2.25
65.01 - 70.00 .....................              148             11,064,695.96              4.14
70.01 - 75.00 .....................              199             13,341,535.92              5.00
75.01 - 80.00 .....................              766             44,385,458.97             16.62
80.01 - 85.00 .....................              344             19,203,968.72              7.19
85.01 - 90.00 .....................            2,171             90,681,028.62             33.95
90.01 - 95.00 .....................            1,192             54,705,929.68             20.48
95.01 - 100.00 ....................              432             10,147,172.56              3.80
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                                  Documentation

                                                                                        Percentage of
                                                                 Aggregate                 Mortgage
                                                               Cut-off Date           Loans by Aggregate
                                             Number of           Principal               Cut-off Date
          Documentation                       HELOCs              Balance             Principal Balance
----------------------------------           ---------       -----------------        -----------------
Full ..............................            2,928          $ 106,929,840.47             40.03%
No Income Verification ............            2,802            160,038,881.39             59.92
No Income/No Asset ................                2                123,421.14              0.05
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                                  Property Type

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
          Property Type                       HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
Single Family .....................            3,866          $ 179,425,998.76             67.18%
PUD ...............................              920             44,213,581.85             16.55
Condo .............................              434             17,215,377.26              6.45
2-4 Family ........................              232             13,709,371.93              5.13
2 Family ..........................              280             12,527,813.20              4.69
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                                    Loan Age

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
        Loan Age (months)                     HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
1 - 12 ............................            4,167          $ 222,333,791.73             83.24%
13 - 24 ...........................            1,255             35,617,042.81             13.34
25 - 36 ...........................              214              5,320,343.76              1.99
49 - 60 ...........................               95              3,811,941.10              1.43
61 - 72 ...........................                1                  9,023.60              0.00
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                             Second Mortgage Ratios*

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
 Range of Second Mortgage Ratios             Number of         Cut-off Date              Cut-off Date
               (%)                            HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
0.01 - 10.00 ......................              435          $   9,986,723.84              3.80%
10.01 - 20.00 .....................            3,630            152,215,144.49             57.85
20.01 - 30.00 .....................              958             58,024,522.57             22.05
30.01 - 40.00 .....................              293             20,119,092.38              7.65
40.01 - 50.00 .....................              155             10,457,476.30              3.97
50.01 - 60.00 .....................               73              4,053,670.26              1.54
60.01 - 70.00 .....................               54              4,463,216.92              1.70
70.01 - 80.00 .....................               30              2,556,484.55              0.97
80.01 - 90.00 .....................               16                965,437.97              0.37
90.01 - 100.00 ....................                6                264,521.11              0.10
                                              ------          ----------------           -------
    Total .........................            5,650          $ 263,106,290.39            100.00%
                                              ======          ================           =======

----------
* For second lien HELOCs only.

                             Geographic Distribution

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
     Geographic Distribution                  HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
California ........................            2,508          $ 159,651,439.84             59.77%
New York ..........................              313             15,231,614.79              5.70
Arizona ...........................              312              9,714,041.99              3.64
New Jersey ........................              246              8,468,523.80              3.17
Washington ........................              218              7,935,186.32              2.97
Florida ...........................              225              6,812,894.81              2.55
Colorado ..........................              148              6,575,446.88              2.46
Pennsylvania ......................              198              5,359,027.25              2.01
Georgia ...........................              168              5,158,395.08              1.93
Oregon ............................              132              4,783,056.55              1.79
Illinois ..........................              125              3,899,387.62              1.46
Massachusetts .....................              104              3,881,472.58              1.45
Connecticut .......................               72              3,332,022.35              1.25
Virginia ..........................               84              3,053,845.15              1.14
Nevada ............................               80              2,562,695.74              0.96
Utah ..............................               66              2,416,395.92              0.90
Maryland ..........................               68              2,373,869.69              0.89
North Carolina ....................               80              1,931,635.68              0.72
Ohio ..............................               86              1,923,452.04              0.72
Idaho .............................               41              1,032,166.81              0.39
Michigan ..........................               40              1,003,855.94              0.38
Louisiana .........................               31                975,045.55              0.37
South Carolina ....................               34                766,155.47              0.29
Missouri ..........................               32                727,714.57              0.27
Indiana ...........................               32                666,785.32              0.25
New Hampshire .....................               23                650,754.72              0.24
Minnesota .........................               19                624,176.72              0.23
Montana ...........................               23                575,082.24              0.22
Rhode Island ......................               19                569,687.02              0.21
New Mexico ........................               16                531,067.82              0.20
Other .............................              189              3,905,246.74              1.46
                                              ------          ----------------           -------
     Total ........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                                  Credit Limits

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
       Credit Limits ($)                      HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
0.01 - 50,000.00 ..................            3,430          $  84,471,446.43             31.63%
50,000.01 - 100,000.00 ............            1,654            100,459,278.23             37.61
100,000.01 - 150,000.00 ...........              293             27,890,370.53             10.44
150,000.01 - 200,000.00 ...........              246             33,921,540.08             12.70
200,000.01 - 250,000.00 ...........               60              9,495,058.07              3.55
250,000.01 - 300,000.00 ...........               39              8,149,915.35              3.05
300,000.01 - 350,000.00 ...........                3                469,761.32              0.18
350,000.01 - 400,000.00 ...........                5              1,438,764.51              0.54
450,000.01 - 500,000.00 ...........                2                796,008.48              0.30
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                         Credit Limit Utilization Rates

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
Credit Limit Utilization Rates (%)            HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
<= 0.000 ..........................              107          $         249.88              0.00%
0.001 - 10.000 ....................              150                463,302.27              0.17
10.001 - 20.000 ...................              109              1,448,118.32              0.54
20.001 - 30.000 ...................              129              2,655,565.02              0.99
30.001 - 40.000 ...................              153              3,883,580.33              1.45
40.001 - 50.000 ...................              172              5,594,679.43              2.09
50.001 - 60.000 ...................              208              7,991,310.50              2.99
60.001 - 70.000 ...................              209              9,161,795.58              3.43
70.001 - 80.000 ...................              272             12,112,395.37              4.53
80.001 - 90.000 ...................              407             17,665,955.28              6.61
90.001 - 100.000 ..................            3,814            206,060,386.69             77.15
100.001 >= ........................                2                 55,304.09              0.02
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                            Original Term to Maturity

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
   Original Term to Maturity                 Number of         Cut-off Date              Cut-off Date
          (in months)                         HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
169 - 192 .........................            3,589          $ 191,133,077.36             71.56%
289 - 312 .........................              678             35,135,871.51             13.15
337 - 360 .........................            1,465             40,823,194.13             15.28
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                     Months Remaining to Scheduled Maturity

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
  Months Remaining to Scheduled              Number of         Cut-off Date              Cut-off Date
       Maturity (in months)                   HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
121 - 144 .........................               62          $   2,381,799.71              0.89%
145 - 168 .........................                4                138,992.44              0.05
169 - 192 .........................            3,523            188,612,285.21             70.62
217 - 240 .........................                1                  9,023.60              0.00
241 - 264 .........................               33              1,430,141.39              0.54
265 - 288 .........................                1                 35,000.00              0.01
289 - 312 .........................              643             33,661,706.52             12.60
313 - 336 .........................              253              6,065,520.79              2.27
337 - 360 .........................            1,212             34,757,673.34             13.01
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                                     Margins

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
        Range of Margins (%)                  HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
<= 0.000 ..........................              635          $  25,276,615.34              9.46%
0.001 - 0.500 .....................              105              5,582,670.93              2.09
0.501 - 1.000 .....................              286             22,455,953.55              8.41
1.001 - 1.500 .....................              550             23,680,039.42              8.87
1.501 - 2.000 .....................              510             24,711,676.56              9.25
2.001 - 2.500 .....................              869             37,569,998.24             14.07
2.501 - 3.000 .....................              624             28,828,916.28             10.79
3.001 - 3.500 .....................              506             27,892,397.94             10.44
3.501 - 4.000 .....................              641             29,792,753.90             11.15
4.001 - 4.500 .....................              472             20,235,102.11              7.58
4.501 - 5.000 .....................              287             10,343,942.85              3.87
5.001 - 5.500 .....................              171              7,587,925.08              2.84
5.501 - 6.000 .....................               67              2,685,820.52              1.01
6.001 - 6.500 .....................                6                360,514.96              0.13
6.501 - 7.000 .....................                2                 78,193.37              0.03
7.501 - 8.000 .....................                1                  9,621.95              0.00
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                                Maximum Loan Rate

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
       Maximum Loan Rate (%)                  HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
18.000 ............................            5,732          $ 267,092,143.00            100.00%
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                               Current Loan Rates

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
      Current Loan Rate (%)                   HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
3.501 - 4.000 .....................              636          $  25,286,237.29              9.47%
4.001 - 4.500 .....................              105              5,582,670.93              2.09
4.501 - 5.000 .....................              286             22,455,953.55              8.41
5.001 - 5.500 .....................              550             23,680,039.42              8.87
5.501 - 6.000 .....................              510             24,711,676.56              9.25
6.001 - 6.500 .....................              869             37,569,998.24             14.07
6.501 - 7.000 .....................              624             28,828,916.28             10.79
7.001 - 7.500 .....................              506             27,892,397.94             10.44
7.501 - 8.000 .....................              641             29,792,753.90             11.15
8.001 - 8.500 .....................              472             20,235,102.11              7.58
8.501 - 9.000 .....................              287             10,343,942.85              3.87
9.001 - 9.500 .....................              171              7,587,925.08              2.84
9.501 - 10.000 ....................               67              2,685,820.52              1.01
10.001 - 10.500 ...................                6                360,514.96              0.13
10.501 - 11.000 ...................                2                 78,193.37              0.03
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                               Original Draw Terms

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
 Original Draw Terms (in months)              HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
1 - 60 ............................            3,590          $ 191,154,658.94             71.57%
101 - 120 .........................            1,464             40,763,394.13             15.26
161 - 180 .........................              678             35,174,089.93             13.17
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                              Remaining Draw Terms

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
 Remaining Draw Terms (in months)             HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
1 - 60 ............................            3,590          $ 191,154,658.94             71.57%
81 - 110 ..........................            1,464             40,763,394.13             15.26
121 - 180 .........................              678             35,174,089.93             13.17
                                              ------          ----------------           -------
    Total .........................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

                                CREDIT SCORES(1)

                                                                                        Percentage of
                                                                                            HELOCs
                                                                 Aggregate               by Aggregate
                                             Number of         Cut-off Date              Cut-off Date
     Range of Credit Scores                   HELOCs         Principal Balance        Principal Balance
----------------------------------           ---------       -----------------        -----------------
 581 - 600 ........................                1          $     114,011.00              0.04%
 601 - 620 ........................                7                284,405.14              0.11
 621 - 640 ........................              144              6,502,874.46              2.43
 641 - 660 ........................              502             23,489,117.46              8.79
 661 - 680 ........................              840             42,530,026.11             15.92
 681 - 700 ........................            1,047             49,975,045.73             18.71
 701 - 720 ........................              915             47,553,993.33             17.80
 721 - 740 ........................              729             34,120,746.09             12.77
 741 - 760 ........................              668             26,650,267.61              9.98
 761 - 780 ........................              533             22,209,555.47              8.32
 781 - 800 ........................              302             11,968,877.29              4.48
 801 - 820 ........................               44              1,693,223.31              0.63
                                              ------          ----------------           -------
Total: ............................            5,732          $ 267,092,143.00            100.00%
                                              ======          ================           =======

----------
(1) "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the table above were obtained at either the time of origination of the Mortgage Loan or more recently. Neither the Sponsor nor the Originator make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

HELOC Terms

         The HELOCs consist of loans originated under three different loan term options: a 15-year HELOC, a 25-year HELOC or a 30-year HELOC.

         Approximately 15.26% of the HELOCs were originated by Cendant (the "Cendant HELOCs") and approximately 84.74% of the HELOCs were originated by GreenPoint (the "GreenPoint HELOCs"). The Cendant HELOCs have a 10-year draw period, during which the borrower may make cash withdrawals against the equity line and a repayment period equal to the lesser of (i) the number of months obtained by dividing the principal balance at the end of the draw period by 1,000 and (2) 20-years, during which the balance of the HELOC as of the end of the draw period is repaid. The GreenPoint HELOCs have either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals against the equity line and a 10-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. Generally, the Greenpoint HELOC borrowers are subject to a $500 termination fee for loans terminated within three years of origination. The Cendant HELOC borrowers are not subject to a termination fee. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

         As of the Cut-Off Date, all of the Greenpoint HELOCs require monthly minimum payments during the draw period equal to the accrued and unpaid finance charges, late charges, accrued credit insurance premiums (if any), and other charges authorized by the mortgage note, including, without limitation, any expenses or advances incurred by the related Servicer under any security instrument. During the repayment period for such Greenpoint HELOCs, the minimum payment amount will be an amount equal to the accrued and unpaid finance charges, late charges, accrued credit insurance premiums (if any), and other charges authorized by the mortgage note, including, without limitation, any expenses or advances incurred by the related Servicer under any security instrument, plus 0.8333% of the related Principal Balance outstanding at the end of the draw period. If paying only the minimum payment will neither reduce nor fully repay the loan account balance, the entire balance must be paid in a single balloon payment on the maturity date of the mortgage note.

         As of the Cut-Off Date, all of the Cendant HELOCs require monthly minimum payments during the draw period applicable to one of three program types. The terms are specified in the applicable home equity line agreement. The minimum monthly payment during the draw period shall be equal to the sum of (i)
(a) the greater of the finance charge or $50.00, (b) the greater of 1% of the outstanding balance or $50.00 or (c) the greater of 1.5% of the outstanding balance or $50.00, (ii) any fees or insurance premiums charged during the billing cycle, (iii) accrued and unpaid interest for prior bill cycles, (iv) premiums for any optional credit life insurance or other insurance obtained through the related Servicer and (v) an amount equal to the amount by which the principal balance exceeds the credit limit. During the repayment period for such Cendant HELOCs, the minimum payment amount will be an amount equal to the outstanding balance divided by the number of months in the repayment period as specified in the home equity line agreement plus any finance charges, any fees or other charges during the billing cycle. The last payment during the repayment period will be equal to the outstanding balance plus all finance charges and other fees.

         As of the Cut-Off Date, approximately 83.31% of the HELOCs require monthly minimum payments during the draw period equal to the greatest of accrued finance charges on the daily balance of the HELOC at the applicable Loan Rate, $100, or 1% of the outstanding principal balance of such HELOC. The payment during the repayment period of such HELOCs is calculated as accrued interest plus 0.8333% or 0.4166% in the case of 10-year and 20-year repayment periods, respectively, of the related Principal Balance outstanding as of the last day of the draw period.

         Subject to applicable law, a Servicer may change the terms of a Credit Line Agreement serviced by such Servicer at any time provided that such changes
(i) do not adversely affect the interest of the Noteholders or the Insurer and
(ii) are consistent with prudent business practice. In addition, a Servicer, within certain limitations described therein, may increase the credit limit of the related HELOC serviced by such Servicer or reduce the Margin for such HELOC.

         The HELOCs bear interest at a variable rate which changes monthly with changes in the applicable "Index Rate" which is a variable per annum rate based on the prime rate or base rate published in the Money Rates table of the Wall Street Journal. The HELOCs are subject to a maximum rate equal to approximately 18.000% per annum and subject to applicable usury limitations. The "Loan Rate" on the HELOCs is a per annum rate equal to the sum of the Index Rate plus a margin, ranging from approximately 0.000% to 7.625% (the "Margin").

                             Additional Information

         The description in this Prospectus Supplement of the HELOCs included in the pool (the "Mortgage Pool") and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. In the event that HELOCs are removed from or added to the Mortgage Pool, such removal or addition, to the extent material, will be noted in a Current Report on Form 8-K.

         Pursuant to the Trust Agreement, the Indenture Trustee will prepare a monthly statement to Noteholders and the Insurer containing certain information regarding the Notes and the Mortgage Pool. The Indenture Trustee may make available each month, to any interested party, the monthly statement to Noteholders via the Indenture Trustee's website at "www.ctslink.com". Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Indenture Trustee at its Corporate Trust Office. The Indenture Trustee will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Indenture Trustee will provide timely and adequate notification to such parties regarding any such changes.

                             Underwriting Guidelines

         The HELOCs have been originated or acquired by Cendant Mortgage Corporation ("Cendant") or GreenPoint Mortgage Funding, Inc. ("GreenPoint") in accordance with the underwriting guidelines established by Cendant (the "Cendant Underwriting Guidelines") or GreenPoint (the "GreenPoint Underwriting Guidelines"), respectively (collectively, the "Underwriting Guidelines"). Approximately 15.26% of the HELOCs were originated or acquired in accordance with the Cendant Underwriting Guidelines and approximately 84.74% of the HELOCs were originated or acquired in accordance with the GreenPoint Underwriting Guidelines. The following are general summaries of the Cendant Underwriting Guidelines and the GreenPoint Underwriting Guidelines. This discussion, however, does not purport to be a complete description of the underwriting standards of either Cendant or GreenPoint.

GreenPoint's Underwriting Standards

         HELOCs originated by GreenPoint (the GreenPoint HELOCs) were originated or purchased by GreenPoint (either directly or through affiliates) from mortgage loan brokers or originated by its retail division. The GreenPoint HELOCs have been originated in accordance with the underwriting criteria specified below.

         GreenPoint believes that the GreenPoint HELOCs were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a GreenPoint HELOCs is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower's financial condition, the borrower

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generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower's credit history with merchants and lenders and record of bankruptcy or other public records.

         In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the related Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

         - to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance); and

         - to meet monthly housing expenses and other financial obligations and monthly living expenses.

         The underwriting standards applied by GreenPoint, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low CLTVs or other favorable credit aspects exist.

         With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit property's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit property's area, with adjustments made for variations between these other properties and the two- to four-unit property being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Appraisals in accordance with GreenPoint's underwriting standards shall be made on a full or a drive-by basis. GreenPoint may order discretionary reviews at any time to ensure the value of the properties.

         In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available
(a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by GreenPoint may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

         GreenPoint requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all HELOCs. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

         A lender may originate GreenPoint HELOCs under a reduced documentation program. These reduced documentation programs include an "EZ Documentation" program, where there is no verification of stated income, a "No Employment/Income Documentation" program, where there is no verification of employment or income, and a "No Ratio Documentation" program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived.

         In the case of a GreenPoint HELOCs secured by a leasehold interest in a real property, the title to which is held by a third party lessor, GreenPoint will represent and warrant, among other things, that the remaining term of the lease and any sublease is generally at least five years longer than the remaining term of the Mortgage Loan.

Cendant Underwriting Guidelines

         Cendant's products currently include first and junior lien home equity loans and lines of credit.

         Cendant's underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various "private-label" programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. Cendant may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

         General Underwriting Procedure. The following describes the general underwriting procedures used for loans originated or purchased, and underwritten under full documentation programs by Cendant. From time to time, exceptions to Cendant's underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of Cendant's underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, employment and residential stability.

         Cendant's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant may be required from time to time to pay an application fee if application is made directly to Cendant.

         Cendant makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with Cendant's underwriting staff and control the loan approval process to ensure consistent loan decisioning.

         In evaluating the applicant's ability and willingness to repay the proposed loan, Cendant reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, Cendant may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         Except as described below, Cendant verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage for the purpose of a home. Additional liquid assets or assets of applicants involved in a refinance transaction may not be verified.

         Except as described below, Cendant also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed Cendant debt payment. Cendant's guidelines for verifying an applicant's income and employment are generally as follows:

         - for salaried applicants, Cendant typically requires a written verification of employment from the applicant's employer or the designated provider of verification services contracted by the employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by Cendant, but Cendant's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

         - for non-salaried applicants, including self-employed applicants, Cendant requires copies of the applicant's two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, Cendant may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

         In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by Cendant, except as noted in this prospectus or the prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Cendant's underwriting guidelines may be used.

         In many cases, the appraisal is obtained through a network of appraisers managed by STARS(SM) (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as Cendant that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). As described above, in certain cases, Cendant may employ the use of a third party statistical valuation in lieu of an appraisal.

         Credit scores are obtained by Cendant in connection with mortgage loan applications to help assess a borrower's credit-worthiness. On an exception basis, credit scores may be obtained by Cendant after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

         The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the loan - to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

         A title report is obtained in connection with each mortgage loan to determine the lien status to be permitted in accordance with the Cendant underwriting guidelines. The Cendant underwriting guidelines permit mortgage loans to be in either first or second lien position.

         Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. Cendant may also review the level of an applicant's liquid assets as an indication of creditworthiness.

         Cendant encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

         Cendant's Underwriting Standards. The following underwriting guidelines are used by Cendant in originating or purchasing first and second lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See "Other Documentation Standards" below.

         Cendant originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. Cendant originates mortgage loans under its home equity loan and home equity line programs with combined loan-to-value ratios of up to 100%. In connection with certain first lien mortgage loans, in cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by Cendant. Mortgage insurance is not required in connection with home equity loan or home equity line programs. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have additional collateral securing such loans. Information regarding the first lien mortgage loan is evaluated in connection with the underwriting of a home equity mortgage loan or home equity mortgage line as described in the Cendant underwriting guidelines.

         Full Documentation Standards. The underwriting standards of Cendant for home equity loans and lines of credit generally allow combined loan-to-value ratios at origination of up to 100%.

         In determining whether a prospective borrower has sufficient monthly income available

         - to meet the borrower's monthly obligation on the proposed mortgage loan and

         - to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan,

         Cendant generally applies debt service-to-income ratios of up to 50% of the proposed borrower's acceptable stable monthly gross income. From time to time, Cendant makes loans where these ratios are exceeded. In those instances, Cendant's underwriters typically look at compensating factors such as the liquidity of the mortgagor and the stability of the real estate market where the property is located.

         Other Documentation Standards. Cendant also originates home equity loans and lines of credit pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced Documentation Program"), stated income, no asset program ("Stated Income, No Asset Program"), stated income, full asset program ("Stated Income Full Asset Program"), no income, stated asset program ("No Income Stated Asset Program"), and rate and term refinance limited documentation program ("Streamlined Documentation Program," collectively with the Reduced Documentation Program, Stated Income, No Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, the "Limited Documentation Programs"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program, Stated Income, No Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program, Stated Income, No Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under the Reduced Documentation Program, Stated Income, No Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program are generally more restrictive than those under the standard underwriting criteria of Cendant.

         Under the Streamlined Documentation Program, which is generally available only to the loans in the Cendant's portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal or automated property valuation report may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

         Another program (the "Liquidity Program") provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, Cendant conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for Cendant to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower's liquid assets, as verified by Cendant, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. Cendant believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, Cendant may require the following different levels of income disclosure and verification:

         -        no income disclosure;

         - debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required;

         - verification of income using streamlined/alternate documentation;

         -        or full income disclosure and verification.

         The Cendant HELOCs may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

         - the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or

         - the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

         - the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, Cendant applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

         The Cendant HELOCs may include loans to borrowers who are non-resident aliens in the United States. In general, Cendant applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. Cendant may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

         From time to time, exceptions to Cendant's underwriting policies may be made. Such exceptions may be made only on a loan-by-loan basis at the discretion of Cendant. Exceptions are made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, employment stability and the stability of the real estate market where the property is located.

         In addition, Cendant originates certain mortgage loans ("Relocation Mortgage Loans") made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to the Cendant's underwriting policies as described herein.

         Cendant may provide a home equity loan or line of credit to an applicant in connection with the purchase of a home. In some cases, Cendant may provide both a first lien and junior lien home equity loan or line of credit, simultaneously, in connection with the home purchase transaction. As described in the Cendant underwriting guidelines, the underwriting and mortgage program standards are considered and applied in the consideration of the underwriting decision on the home equity loan or line of credit in a transaction where Cendant may be providing or may have provided the first lien mortgage loan.

                               The Master Servicer

         The information in this section has been provided by Aurora Loan Services Inc. ("Aurora" or the "Master Servicer"), and none of the Depositor, the Indenture Trustee, the Insurer, the Owner Trustee, the Seller, the Underwriter or the Servicers makes any representation or warranty as to the accuracy or completeness of this information.

         Aurora is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, (ii) servicing residential mortgage loans for its own account, (iii) master servicing residential mortgage loans for the account of its affiliates and (iv) servicing and subservicing residential mortgage loans for the account of its affiliates and others.

         Aurora's executive offices and centralized real estate master servicing facility are located at 10350 Park Meadows Drive, Littleton, Colorado 80124, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac.

         As of March 31, 2004 Aurora's total loan servicing and subservicing portfolio included loans with a total outstanding principal balance of approximately $43.12 billion, of which the substantial majority are sub-serviced for Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB (the "Bank"). None of the mortgage loans in Aurora's portfolio are home equity line of credit mortgage loans. Moreover, Aurora has not in the past, and does not currently, service home equity line of credit mortgage loans.

         As Master Servicer, Aurora will monitor the performance of the Servicers of the HELOCs (see "The Servicers" below) in accordance with the provisions of the underlying servicing agreements and the Transfer and Servicing Agreement. Aurora will not, however, be ultimately responsible for the servicing of the HELOCs, as further described under "Servicing of the HELOCs" below.

                                  The Servicers

General

         As of the Closing Date, the servicers of the HELOCs will be GreenPoint and Cendant (in such capacity, the "Servicers"). On the Closing Date, Cendant and GreenPoint will service approximately 15.26% and 84.74%, respectively, of the HELOCs (by Cut-off Date Principal Balance).

         The Servicers will have primary responsibility for servicing the HELOCs including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the HELOCs and the Mortgaged Properties in accordance with the provisions of the servicing agreement between the Bank and the related Servicer (each, a "Servicing Agreement"). Each of the Indenture Trustee, the Insurer and the Master Servicer are either parties or third-party beneficiaries under each Servicing Agreement and can enforce the rights of the Seller thereunder. See "Servicing of the HELOCs" below.

GreenPoint Mortgage Funding, Inc.

         The information in this section has been provided by GreenPoint Mortgage Funding, Inc., and none of the Depositor, the Indenture Trustee, the Owner Trustee, the Seller, the Insurer, the Underwriter or the Cendant makes any representation or warranty as to the accuracy or completeness of this information.

         GreenPoint Mortgage Funding, Inc. is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division. The HELOCs were acquired by GreenPoint in one of the three following manners: (i) originated by an independent broker and purchased by GreenPoint, (ii) originated by a broker and funded by GreenPoint, or (iii) originated and funded

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by GreenPoint in the ordinary course of business. As of December 31, 2003,
GreenPoint's total assets were equal to $5.6 billion and its total liabilities and shareholder's equity were equal to $4.3 billion and $1.3 billion, respectively.

         GreenPoint is a wholly-owned subsidiary of GreenPoint Financial Corp. ("GreenPoint Financial"), a national specialty housing finance company. GreenPoint Financial's other subsidiaries include GreenPoint Bank ("GreenPoint Bank"), a New York State chartered savings bank with $12 billion in deposits and 84 branch offices in the greater New York area. GreenPoint Financial is listed on the New York Stock Exchange under the symbol "GPT."

         GreenPoint's present business operations were formed through the transfer to GreenPoint effective October 1, 1999 of the assets and liabilities of Headlands Mortgage Company ("Headlands"). Simultaneously with this transfer, GreenPoint Mortgage Corp. ("GreenPoint Mortgage"), a subsidiary of GreenPoint Financial specializing in non-conforming, no documentation loans, was merged into GreenPoint. All of the mortgage operations of GreenPoint Financial are now conducted through GreenPoint.

         GreenPoint's executive offices are located at 100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945.

         In February 16, 2004, it was announced that GreenPoint Financial will merge with North Fork Bancorporation, Inc. The merger has been approved unanimously by the Boards of Directors of both companies and is subject to, among other things, approval by stockholders of both companies.

         GreenPoint will act as servicer for the GreenPoint HELOCs pursuant to the related Servicing Agreement. All of the GreenPoint HELOCs are currently serviced by GreenPoint substantially in accordance with the procedures described herein.

         As of March 31, 2004, GreenPoint's mortgage loan servicing portfolio consisted of 235,165 one- to four-unit family residential mortgage loans with an aggregate principal balance of approximately $33 billion. GreenPoint's primary source of mortgage servicing rights is from mortgage loans it has originated.

         In connection with the consolidation of GreenPoint Financial's mortgage operations in GreenPoint as described above, the servicing operations formerly maintained by Headlands at its servicing center in Santa Rosa, California were transferred to the servicing center formerly maintained by GreenPoint Mortgage in Columbus, Georgia. GreenPoint continues to use the servicing procedures described herein to service the GreenPoint Mortgage Loans; however the personnel who service the GreenPoint Mortgage Loans at the Columbus facility are principally former GreenPoint Mortgage employees rather than former Headlands employees.

         The table below summarizes the delinquency, foreclosure and loss experience on the GreenPoint's HELOC servicing portfolio. This portfolio consists of first- and second-lien home equity lines of credit originated or acquired by Headlands, GreenPoint Mortgage or GreenPoint. GreenPoint's portfolio of HELOCs in the aggregate may differ significantly from the HELOCs serviced by it in the Mortgage Pool in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HELOCs in the Mortgage Pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the HELOCs in the Mortgage Pool will depend, among other things, upon the value of the real estate securing those HELOCs and the ability of borrowers to make required payments.

     GreenPoint Mortgage Funding's HELOC and Second Lien Mortgage Portfolio
                  Delinquency, Foreclosure and Loss Experience

                                   As of                     As of                     As of                    As of
                             December 31, 2001         December 31, 2002         December 31, 2003           March 31, 2004
                          ------------------------  ------------------------  ------------------------  ------------------------
                                        Percent of                Percent of                Percent of                Percent of
                            Number of    Servicing    Number of    Servicing   Number of     Servicing   Number of     Servicing
                              Loans      Portfolio      Loans      Portfolio     Loans       Portfolio     Loans       Portfolio
                          ------------  ----------  ------------  ----------  ------------  ----------  ------------  ----------
Total Number* .........         37,836       100%         31,912       100%         51,259       100%         59,362       100%
Period of Delinquency:
  30-59 days ..........            748      1.98%            677      2.12%            616      1.20%            531      0.89%
  60-89 days ..........            168      0.44%            189      0.59%            193      0.38%            209      0.35%
  90 days or more .....            456      1.21%            527      1.65%            657      1.28%            676      1.14%
Total Delinquencies
 (excluding
 Foreclosures)** ......          1,372      3.63%          1,393      4.37%          1,466      2.86%          1,416      2.39%
Foreclosures Pending ..            131      0.35%             96      0.30%            179      0.35%            159      0.27%
Losses Sustained for
 Period Ending on
 Such Date ............   $  7,877,765      0.44%   $ 19,808,851      1.17%   $ 11,946,379      0.89%   $  1,950,747      0.33%***

----------
* The total portfolio has been reduced by the number of loans that have been foreclosed or for which a servicing released sale is pending.
**  Percentages may not total properly due to rounding.
*** Annualized.

         The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

Cendant Mortgage Corporation

         The information in this section has been provided by Cendant Mortgage Corporation, and none of the Depositor, the Indenture Trustee, the Owner Trustee, the Seller, the Insurer, the Underwriter or GreenPoint makes any representation or warranty as to the accuracy or completeness of this information.

         Cendant Mortgage Corporation's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is
(856) 917-6000. As of December 31,

2003, Cendant has provided servicing for approximately $136.4 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

         Pursuant to a merger with HFS Incorporated ("HFS") in April 1997, PHH Corporation became a wholly-owned subsidiary of HFS. On December 17, 1997, pursuant to a merger between CUC International, Inc. ("CUC") and HFS, HFS was merged into CUC with CUC surviving and changing its name to Cendant Corporation.

         On April 15, 1998, Cendant Corporation announced that in the course of transferring responsibility for Cendant Corporation's accounting functions from Cendant Corporation personnel associated with CUC prior to the merger to Cendant Corporation personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant Corporation discovered accounting irregularities in some of the CUC business units.

         Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions and various individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant Corporation and other defendants by or on behalf of persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant Corporation between May 1995 and August 1998.

         On December 7, 1999, Cendant Corporation announced that it had reached an agreement to settle claims made by class members in the principal securities class action pending against it for approximately $2.85 billion in cash. The settlement received all necessary court approvals and was fully funded by Cendant Corporation on May 24, 2002.

         The accounting irregularities described above did not include PHH Corporation or any of its subsidiaries, including Cendant Mortgage Corporation.

         As of March 31, 2004, Cendant's total HELOC owned servicing portfolio consisted of 21,907 one- to four-unit family residential mortgage loans with an aggregate principal balance of approximately $642.5 million.

         The following table sets forth the delinquency and foreclosure experience of HELOCs funded and serviced by Cendant as of the dates indicated. Cendant's portfolio of HELOCs in the aggregate may differ significantly from the HELOCs serviced by it in the Mortgage Pool in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HELOCs in the Mortgage Pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted HELOCs. The actual loss and delinquency experience on the HELOCs in the Mortgage Pool will depend, among other things, upon the value of the real estate securing those HELOCs and the ability of borrowers to make required payments.

          Delinquency and Foreclosure Experience in Cendant's Portfolio
                                    of HELOCs

                                         January 15, 2002           January 15, 2003          January 15, 2004
                                      -----------------------    ----------------------    ----------------------
                                                   Percent of                Percent of                Percent of
                                      Number of     Servicing    Number of    Servicing    Number of    Servicing
                                       of Loans     Portfolio      Loans      Portfolio      Loans      Portfolio
                                      ---------    ----------    ---------   ----------    ---------   ----------
          Total Number ..............   2,136          100%        7,988         100%        17,949        100%
          Period of Delinquency:*
            30-59 days ..............       0         0.00%            4        0.05%            17       0.09%
            60-89 days ..............       0         0.00%            0        0.00%             6       0.03%
            90 days or more .........       0         0.00%            0        0.00%            12       0.07%
          Total Delinquencies
           (excluding Foreclosures)**       0         0.00%            4        0.05%            35       0.19%
          Foreclosures Pending
           Losses Sustained for
           Period Ending on Such Date       0         0.00%            0        0.00%             0       0.00%

----------
* The total portfolio has been reduced by the number of loans that have been foreclosed or for which a servicing released sale is pending.
**  Percentages may not total properly due to rounding.

         While the above foreclosure and delinquency experience is typical of Cendant's recent experience with respect to Cendant originated home equity lines of credit, there can be no assurance that experience on the Cendant HELOCs in the Mortgage Pool will be similar. As a result of the rapid growth experienced by Cendant, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the Cendant HELOCs in the Mortgage Pool, or as a basis for assessing the likelihood, amount or severity of losses on the Cendant HELOCs in the Mortgage Pool. The statistical data in the table is based on all of the loans funded and serviced by Cendant in their servicing portfolio. The Cendant HELOCs in the Mortgage Pool may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans funded and serviced by Cendant in their servicing portfolio.

                             Servicing of the HELOCs

General

         Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer. If any Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer acting at the direction of the Insurer is obligated to terminate that Servicer and appoint a successor servicer acceptable to the Insurer as provided in the Transfer and Servicing Agreement; however, the Master Servicer is not required to undertake the servicing of the related HELOCs itself.

         Under the Transfer and Servicing Agreement, the Master Servicer acting at the direction of the Insurer has the authority to terminate the related Servicer for certain events of default which indicate that either the related Servicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. Any such termination requires receipt of written confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of the Notes without regard to the Policy, except in the case where the successor servicer is already a servicer of HELOCs for the Trust.

Servicing Compensation and Payment of Expenses

         As compensation for master servicing, the Master Servicer is entitled each month to retain all investment earnings on amounts on deposit in the Collection Account established by the Master Servicer prior to their remittance to the Indenture Trustee on the date which occurs two business days before the related Payment Date.

         The Seller has agreed to pay a monthly fee (the "Servicing Fee") to each Servicer with respect to each Mortgage Loan serviced by them, equal to 0.50% annually on the outstanding balance of each related HELOC (the "Servicing Fee Rate"). Any successors to either Servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, nonsufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the custodial accounts and escrow accounts.

         The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and " -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Collection of Taxes, Assessments and Similar Items

         The Master Servicer and GreenPoint will, and Cendant with respect to first liens only will, to the extent required by the related loan documents, ensure that payment of hazard insurance premiums and real estate taxes with respect to the HELOCs, are made and will make servicing advances with respect to delinquencies in required payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

         The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

         Each Servicing Agreement will provide that, with respect to each Servicer, each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the HELOCs by the related Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

Master Servicer Default; Servicer Default

         If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may with the consent of the Insurer and shall if directed to do so by the Insurer, terminate the Master Servicer, and the Indenture Trustee shall either appoint a successor Master Servicer acceptable to the Insurer in accordance with the Transfer and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

         If a Servicer is in material default in its obligations under the applicable Servicing Agreement, the Master Servicer may with the consent of the Insurer and shall at the direction of the Insurer terminate the defaulting Servicer and either appoint a successor servicer, which shall be acceptable to the Insurer, in accordance with the applicable Servicing Agreement or, at its option and with the consent of the Insurer, succeed to the responsibilities of the terminated servicer.

                      The Sale and Assignment Agreement and
                      the Transfer and Servicing Agreement

General

         On the Closing Date, pursuant to the mortgage loan sale and assignment agreement dated as of the Cut-off Date (the "Sale and Assignment Agreement") between the Seller and the Depositor, the Seller will sell the HELOCs to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the HELOCs to the Trust.

Assignment of HELOCs

         The HELOCs will be assigned to the Trust, together with all principal and interest received with respect to the HELOCs after the Cut-off Date, except for interest due on a date prior to the Cut-off Date. Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

         Each HELOC will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement which will specify with respect to each HELOC, among other things, the original principal balance and the Cut-off Date Principal Balance, the Mortgage Rate, the maturity date and the applicable Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

         At the time of issuance of the Notes, the Seller will transfer to the Trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising in the future) and the related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received with respect to each such HELOC after the Cut-Off Date. The Trust will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. The Indenture Trustee will not have any obligation to make additional funding under the Credit Line Agreements. Concurrently with such pledge, the Indenture Trustee will deliver the Notes on behalf of the Trust. Each HELOC transferred to the Trust will be identified on a schedule (the "HELOC Schedule") delivered to the Indenture Trustee pursuant to the Transfer and Servicing Agreement.

         The Transfer and Servicing Agreement will require that on or prior to the Closing Date, the Depositor shall deliver to the Custodian, on behalf of the Indenture Trustee, the Credit Line Agreements and the Related Documents. In lieu of delivery of original mortgages, the Depositor may deliver true and correct copies thereof which with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

         The Transfer and Servicing Agreement will additionally require that on or prior to the Closing Date, the Originator shall deliver to the Custodian, on behalf of the Indenture Trustee, executed assignments of mortgages related to each HELOC, other than HELOCs registered with Mortgage Electronic Registration Systems, Inc. ("MERS"). An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law and only following the occurrence of a Recordation Event (as defined below) occurs. Upon the occurrence of a Recordation Event, the Indenture Trustee will complete and submit for recordation the assignments of the mortgages related to each such HELOC in favor of the Indenture Trustee.

         A "Recordation Event" means that the long-term senior unsecured debt rating of Lehman Brothers Holdings Inc. (or any successor in interest thereto) is no longer being rated at least "BBB-" by S&P and "Baa3" by Moody's or certain other events specified in the Transfer and Servicing Agreement.

         Within 180 days of the Closing Date, the Custodian, on behalf of the Indenture Trustee and pursuant to the Custodial Agreement, will review the HELOCs and the Related Documents and if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 180 days following notification thereof to the Seller and the Originator by the Custodian or the Indenture Trustee, the Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Seller will be obligated to either substitute a HELOC or to purchase such HELOC at a purchase price equal to the Principal Balance of such HELOC plus an amount equal to all accrued but unpaid interest on such removed HELOC. The obligation of the Seller either to accept a transfer of a defective HELOC and to convey a substitute HELOC or to repurchase such HELOC is the sole remedy regarding any defects in the HELOCs and Related Documents available to the Indenture Trustee or the Noteholders.

         The HELOCs were purchased by the Bank from either GreenPoint or Cendant (each, in such capacity, an "Originator") pursuant to a mortgage loan sale agreement with respect to that Originator (each a "Sale Agreement") and subsequently assigned to the Seller, together with all the rights and obligations of the Bank under such related Sale Agreements. Pursuant to the terms of each Sale Agreement, each Originator has made to the Seller, as direct purchaser or assignee, as of the date of (or provided in) the applicable agreement (each such date, a "Sale Date"), certain representations and warranties concerning the related HELOCs. The Seller will make each of the representations and warranties made by the Originators for the period beginning on the Sale Date to and including the Closing Date. In addition, the Seller will represent and warrant that (1) each HELOC at the time it was made complied in all material respects with applicable local, state and federal laws, including all applicable anti-predatory and anti-abusive lending laws and (2) none of the HELOCs constitute "high-cost loans" under applicable anti-predatory and anti-abusive lending laws. The Seller will assign its rights under the Sale Agreements to the Depositor under the Sale and Assignment Agreement. The Depositor will in turn assign such rights thereunder to the Trust which will subsequently pledge such rights to the Indenture Trustee for the benefit of Noteholders and the Insurer. Within the period of time specified in the applicable Sale Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a HELOC or the Indenture Trustee's, the Insurer's or the Noteholders' interest in a HELOC or receipt of notice of such breach, the applicable Originator or the Seller will be obligated to cure such breach or repurchase the affected HELOC from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon, plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

Event of Master Servicing Termination; Rights Upon Event of Master Servicing Termination

"Events of Master Servicing Termination" under the Transfer and Servicing Agreement include amongst others:

                  (i) After receipt of notice from the Indenture Trustee, any failure of the Master Servicer to remit to the Indenture Trustee any payment required to be made to the Indenture Trustee for the benefit of the Noteholders and the holders of the Residual Certificates (the "Securityholders") or to the Insurer under the terms of the Transfer and Servicing Agreement, including any Servicing Advance, on any deposit date which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Indenture Trustee or the Insurer;

                  (ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Transfer and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by the Majority Securityholders (as defined in the Transfer and Servicing Agreement) or the Insurer; and

                  (iii) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property.

         So long as an Event of Master Servicing Termination remains unremedied under the Transfer and Servicing Agreement, the Indenture Trustee may with the consent of the Insurer, and shall at the direction of the Insurer (or if an Insurer Default has occurred and is continuing at the duration of Noteholders evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Notes, terminate all of the rights and obligations of the Master Servicer as master servicer under the Transfer and Servicing Agreement and in and to the HELOCs (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Transfer and Servicing Agreement, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Transfer and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Transfer and Servicing Agreement.

         In the event that the Indenture Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000, which is acceptable to the Insurer to act as successor master servicer under the provisions of the Transfer and Servicing Agreement relating to the servicing of the HELOCs.

         During the continuance of any Event of Master Servicing Termination under the Transfer and Servicing Agreement, the Indenture Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders, and the Insurer may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture

Trustee. However, the Indenture Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Indenture Trustee has reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Indenture Trustee therein or thereby. Also, the Indenture Trustee may decline to follow the direction of the Insurer if the Indenture Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability.

         No Noteholder, solely by virtue of that holder's status as a Noteholder, will have any right under the Transfer and Servicing Agreement for the related series to institute any proceeding with respect to the Transfer and Servicing Agreement, unless an Insurer Default has occurred and is continuing, that holder previously has given to the Indenture Trustee notice of an Event of Master Servicing Termination and unless the Noteholders evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Notes have made written request upon the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for a specified number of days has neglected or refused to institute such a proceeding.

Amendment

         The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer and the Indenture Trustee, without consent of the Noteholders but with the consent of the Insurer, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein,
(3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an opinion of counsel, will adversely affect the status of the Trust or the status of the Notes as debt for federal income tax purposes, and provided further, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any party to the Transfer and Servicing Agreement, the Noteholders or the Insurer. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies (as defined herein) confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy. The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Master Servicer and the Indenture Trustee with the consent of the holders of the Notes evidencing Voting Rights aggregating not less than 66-2/3% of the Notes and the Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of the parties to the Transfer and Servicing Agreement; provided, however, that no such amendment will (1) be made unless the Indenture Trustee receives an opinion of counsel that such change will not reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the Noteholder and the Insurer or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the Noteholder affected thereby.

Voting Rights

         Unless an Insurer Default exists, the Insurer will be entitled to exercise all voting rights of the Noteholders as described under "The Trust Agreement, Indenture and Administration Agreement--Controlling Rights of the Insurer". If an Insurer Default shall have occurred and is continuing, then 100% of all voting rights will be allocated among the Notes and the Residual Certificates as provided below. The portion of such voting rights allocated to the Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate principal amount then outstanding and the denominator of which is the aggregate principal balance of the Pool Balance. The voting rights allocation to the Notes will be allocated among all Noteholders in proportion to the outstanding principal balance of the Notes.

           The Trust Agreement, Indenture and Administration Agreement

General

         The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Indenture Trustee, which will serve as Note Registrar and Paying Agent. The Indenture Trustee will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, MD 21045 Attn: Client Manager, LABS 2004-2.

         The following summary describes certain terms of the Trust Agreement, the Indenture and the Administration Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Termination

         The Trust will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the Insurer and (B) the earliest of (i) the Payment Date on which the outstanding principal balance of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last HELOC in the Trust, (iii) the Payment Date immediately following the Optional Redemption of the Notes by the Master Servicer, as described below and (iv) the Payment Date in June 2034.

         The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Redemption."

         The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes and upon payment of all Reimbursement Amounts owing to the Insurer and the surrender of the Policy to the Insurer. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the holders of the Residual Certificate will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Administration

         The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trust under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Neither the Trust Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

         Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto, in each case with the consent of the Insurer, under conditions similar to those described under "The Sale and Assignment Agreement and the Transfer and Servicing Agreement--Amendment," except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to the Residual Certificates and the holder thereof, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Sale and Assignment Agreement and the Transfer and Servicing Agreement--Amendment," the Trust and the Indenture Trustee may, with the consent of the Insurer, enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, conveying or pledging any property to the Indenture Trustee or to correct or supplement any provisions therein which may be inconsistent with this prospectus supplement or the prospectus.

Servicing

         For a summary description of certain provisions of the Transfer and Servicing Agreement and the Servicing Agreements regarding servicing of the Mortgage Loans, see "Servicing of the HELOCs" above.

Control Rights of the Insurer

         Pursuant to the terms of the Indenture, unless an Insurer Default exists, the Insurer will be deemed to be the Noteholder for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Noteholders thereunder, without the consent of such Noteholders, and the Noteholders may exercise such rights only with the prior written consent of the Insurer. In addition, so long as an Insurer Default does not exist, the Insurer will, as a third-party beneficiary to the Indenture and the Transfer and Servicing Agreement, have, among others, the following rights:

         - the right to give notices of breach or to terminate the rights and obligations of the Servicers under the Servicing Agreements in the event of an Event of Servicing Termination and to terminate the Master Servicer under the Transfer and Servicing Agreement in the event of an Event of Master Servicer Termination and to institute proceedings against the Servicers and the Master Servicer;

         - the right to consent to or direct any waivers of defaults by the Servicers or the Master Servicer;

         - following the occurrence of a Rapid Amortization Event and so long as no Insurer Default has occurred and is continuing, the right to direct the Indenture Trustee to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms;

         - the right to remove the Indenture Trustee upon an indenture trustee event of default pursuant to the Indenture; and

         - the right to require the Seller and the originators, as applicable, to repurchase mortgage loans for breaches of representations and warranties or defects in documentation.

         The Insurer's consent will be required prior to, among other things:
(i) the removal of the Indenture Trustee, a Servicer or the Master Servicer;
(ii) the appointment of any successor indenture trustee, servicer or master servicer; or (iii) any amendment to the Indenture or the Transfer and Servicing Agreement.

                  Yield, Maturity and Prepayment Considerations

General

         The weighted average life of, and, if purchased at other than par, the effective yield of the Notes will be affected by the rate and timing of payments of principal on the HELOCs (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers, as well as by the application of Accelerated Principal Payments on the Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the HELOCs. The rate of principal payments on such HELOCs will in turn be affected by the amortization schedules of the HELOCs following their draw period, the rate and timing of prepayments thereon by the Mortgagors, the enforcement (or lack of enforcement) of "due-on-sale" clauses, liquidations of defaulted HELOCs and optional or required repurchases of HELOCs as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Notes.

         The HELOCs generally may be prepaid in full or in part at any time. However, all of the GreenPoint HELOCs have termination fees for three years after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law. The Cendant HELOCs do not have termination fees. The prepayment experience with respect to the HELOCs will affect the weighted average life of the Notes.

         The actual rate of prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may also be influenced by, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         No representation is made as to the rate of principal payments on the HELOCs, or as to the yield to maturity of the Notes. An investor is urged to make an investment decision with respect to the Notes based on the anticipated yield to maturity of such Note resulting from its price and such investor's own determination as to anticipated HELOC prepayment rates. Prospective investors are urged to analyze fully the effect of HELOC prepayments and market conditions on the yield and value of the Notes, before acquiring any Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under "Risk Factors--Limited Information Regarding Prepayment History", "--Yield to Maturity of the Notes May be Affect by Repurchase" and "--An Optioned Redemption May Adversely Affect the Yield on the Notes" herein.

         The terms of the Notes provide for the amortization of the Notes into two periods, the Managed Amortization Period and the Rapid Amortization Period, which affects the rate and timing of the payment of principal on the Notes. Payments of principal to Noteholders may reduce the percentage of the Pool Balance represented by the Note principal balance. This may occur during the Managed Amortization Period but this is especially true during the Rapid Amortization Period. In addition, the Noteholders may receive a payment of Excess Cashflow as an Accelerated Principal Payment on any Payment Date after the first Payment Date on which the Specified Overcollateralization Amount exceeds the Overcollateralization Amount.

         The "Overcollateralization Amount," for any Payment Date, is equal to the amount, if any, by which the outstanding Pool Balance at the end of the related Collection Period exceeds the aggregate outstanding principal balance of the Notes after taking into account any payments of principal on the related Payment Date. The Insurer will require, based upon the terms and conditions hereinafter described, that the Overcollateralization Amount with respect to the Notes be maintained at the Specified Overcollateralization Amount.

         In addition, to the extent obligors make more draws than principal payments, the Pool Balance may increase. Because during the Rapid Amortization Period, 100% of the Principal

Collections is distributed to the Notes, an increase in the Pool Balance due to additional draws may also result in the Notes receiving principal at a greater rate during such period.

         The rate of prepayment on the HELOCs cannot be predicted. Neither the Seller nor the Master Servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. The prepayment experience of the Trust with respect to the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the HELOCs contain "due-on-sale" provisions and the Servicers intend to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related HELOC. See "Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the prospectus.

Effect of Overcollateralization Feature

         Because all or a portion of the Excess Cashflow with respect to the HELOCs may be applied as an Accelerated Principal Payment in reduction of the outstanding principal balance of the Notes to the extent the Specified Overcollateralization Amount is not reached, the weighted average life of the Notes will also be influenced by the amount of such Excess Cashflow so applied. "Excess Cashflow" with respect to a Payment Date and the Notes means the amount on deposit in the Distribution Account in respect of Available Funds during the related Collection Period, available after making the payments specified in clauses (1) through (6) under the caption "Description of the Notes--Priority of Payments" on such Payment Date.

         Accelerated Principal Payments will be paid on the Notes in reduction of the principal balance of the Notes on each Payment Date after the first Payment Date if the then-applicable Specified Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Noteholder. If the actual rate of Accelerated Principal Payments on the Notes applied in reduction of the outstanding principal balance is slower than the rate anticipated by an investor who purchases such Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the outstanding principal balance of the Notes is faster than the rate anticipated by an investor who purchases such Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cashflow which is available to fund Accelerated Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the HELOCs during the related Collection Period and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of HELOCs.

         The amount of Accelerated Principal Payments paid to the Notes and applied to the outstanding principal balance of the Notes on each Payment Date will be based on the Specified Overcollateralization Amount. The "Accelerated Principal Payment" will equal for any Payment Date after the first Payment Date, the lesser of (A) the Excess Cashflow and (B) the amount required to increase the Overcollateralization Amount to the Specified Overcollateralization Amount applicable to such Payment Date. The Specified Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers, including triggers that allow such Specified Overcollateralization Amount to decrease or "step down" or increase or "step up" based on the performance of the HELOCs under certain tests specified in the Indenture based on delinquency or loss rates. Any increase in the Specified Overcollateralization Amount may result in an accelerated amortization of the Notes until such Specified Overcollateralization Amount is reached. Conversely, any decrease in the Specified Overcollateralization Amount may result in a decelerated amortization of the Notes.

Decrement Table

         For purposes of the calculations in the following decrement table, the HELOCs were assumed to have the following collateral characteristics:

                                                              Weighted     Weighted               Weighted
                                                              Average      Average                Average     Weighted
                                   Credit                     Original    Remaining              Remaining    Average
                    Current     Utilization                    Draw          Draw       Gross     Term to      Loan
                    Balance        Rate       Credit Limit     Term          Term        WAC      Maturity     Age
 Description          ($)           (%)            ($)        (months)     (months)      (%)      (months)    (months)
--------------  --------------  -----------  --------------  ----------  -----------  ---------  ----------  ----------
Cendant
10-year Draw,
Not Interest
Only             40,763,394.13    64.03       63,658,221.19      120          101      4.94548      341           19

GreenPoint
15-year Draw,
Interest Only    33,734,924.94    79.09       42,655,150.00      180          176      5.58516      296            4

GreenPoint
15-year Draw,
Not Interest
Only              1,439,164.99    62.20        2,313,900.00      180          126      5.26872      246           54

GreenPoint
5-year Draw,
Interest Only  188,772,859.23    83.23      226,817,320.00       60           56      7.08431      176            4

GreenPoint
5-year Draw,
Not Interest
Only              2,381,799.71    67.72        3,516,900.00       60            6      6.89766      126           54

                   Weighted
                   Average       Weighted       Weighted
                   Original      Average        Average
                   Term to        Gross         Maximum
                   Maturity       Margin         Rate
 Description       (months)         (%)           (%)
--------------  --------------  -----------  --------------
Cendant
10-year Draw,
Not Interest
Only                360           0.94548       18.000

GreenPoint
15-year Draw,
Interest Only       300           1.58516       18.000

GreenPoint
15-year Draw,
Not Interest
Only                300           1.26872       18.000

GreenPoint
5-year Draw,
Interest Only       180           3.08431       18.000

GreenPoint
5-year Draw,
Not Interest
Only                180           2.92998       18.000

         In addition, it was assumed that (i) the payments are made in accordance with the description set forth under "Description of the Notes--Payments on the Notes"; (ii) payments of principal and interest on the Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, beginning in May 2004; (iii) no extension past the scheduled maturity date of a HELOC is made; (iv) no delinquencies or losses occur on the HELOCs; (v) prepayments are calculated under each of the prepayment assumptions as set forth in the table below (the "Prepayment Assumptions") before giving effect to draws; (vi) monthly draws are calculated at a constant draw rate of 15% before giving effect to prepayments;
(vii) each HELOC is subject to a maximum credit utilization rate of 100%; (viii) the scheduled due date of the HELOCs is the first day of each month commencing in May 2004; (ix) the Closing Date is May 18, 2004; (x) for each Payment Date LIBOR is 1.10% and the prime rate is 4.00%; (xi) no Rapid Amortization Event occurs; (xii) the rate at which the Servicing Fee is calculated is 0.50% per annum and the Indenture Trustee Fee is 0.01% per annum and the Owner Trustee Fee is $250 on each Payment Date; (xiii) the Specified Overcollateralization Amount is as described herein; (xiv) the Step-Up Overcollateralization amount is zero
(xv) the minimum payment due on each HELOC during the draw and repayment period is equal to the accrued but unpaid interest on such HELOC; and (xvi) no scheduled payment of principal is due during the repayment period and a balloon payment is made at the maturity of the HELOC.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Note Principal Amount of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

         The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the applicable Note Principal Amount by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Principal Amount described in (1) above.

           Percentage of Initial Note Principal Amount of the Class A
   Notes Outstanding at the Following Percentages of the Prepayment Assumption
   ---------------------------------------------------------------------------

                                  20%    30%    40%    50%     60%     70%
      Payment Date                CPR    CPR    CPR    CPR     CPR     CPR
      ------------                ---    ---    ---    ---     ---     ---
      Initial Percentage.......   100    100    100    100     100     100
      April 25, 2005...........    94     82     70     58      46      34
      April 25, 2006...........    88     67     49     33      21      11
      April 25, 2007...........    83     55     35     20      10       4
      April 25, 2008...........    78     45     25     12       5       1
      April 25, 2009...........    70     36     17      7       2       *
      April 25, 2010...........    59     26     11      3       *       0
      April 25, 2011...........    49     20      7      1       0       0
      April 25, 2012...........    42     15      4      1       0       0
      April 25, 2013...........    35     11      2      *       0       0
      April 25, 2014...........    29      8      1      0       0       0
      April 25, 2015...........    24      5      1      0       0       0
      April 25, 2016...........    20      4      *      0       0       0
      April 25, 2017...........    17      3      0      0       0       0
      April 25, 2018...........    15      2      0      0       0       0
      April 25, 2019...........     7      *      0      0       0       0
      April 25, 2020...........     5      *      0      0       0       0
      April 25, 2021...........     4      0      0      0       0       0
      April 25, 2022...........     3      0      0      0       0       0
      April 25, 2023...........     2      0      0      0       0       0
      April 25, 2024...........     2      0      0      0       0       0
      April 25, 2025...........     1      0      0      0       0       0
      April 25, 2026...........     1      0      0      0       0       0
      April 25, 2027...........     1      0      0      0       0       0
      April 25, 2028...........     *      0      0      0       0       0
      April 25, 2029...........     0      0      0      0       0       0
      April 25, 2030...........     0      0      0      0       0       0
      April 25, 2031...........     0      0      0      0       0       0
      April 25, 2032...........     0      0      0      0       0       0
      April 25, 2033...........     0      0      0      0       0       0
      Weighted Average Life
        Years to Maturity .....  7.80   4.25   2.65   1.79    1.26    0.89
        Years to Call** .......  7.54   4.01   2.48   1.66    1.15    0.81

----------
*    Indicates a value greater than 0% and less than 0.5%.
** Assumes that an optional redemption is exercised on the first possible Payment Date.

                   Material Federal Income Tax Considerations

General

         You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the Notes only in connection with "Federal Income Tax Considerations" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the Notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the Notes as other than capital assets, may be subject to special rules not discussed below. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Notes.

         The Notes will not represent "real estate assets" for purposes of section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code") or "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Tax Characterization of the Trust

         McKee Nelson LLP, special tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool for federal income tax purposes.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Seller, the Master Servicer and the Trust agree, and each beneficial owner will agree by their purchase of the Notes, to treat the Notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

         The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property.

         On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, McKee Nelson LLP is of the opinion that, for federal income tax purposes, the Notes will constitute indebtedness, and not an ownership interest in the HELOCs, nor an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. See "Federal Income Tax Considerations--Debt Securities" in the accompanying prospectus.

         If the Notes are characterized as indebtedness, interest paid or accrued on the Notes will be treated as ordinary income to the Beneficial Owners and principal payments on the Notes will be treated as a return of capital to the extent of the Beneficial Owners' basis in the Notes allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

         Possible Alternative Characterization of the Notes. Although, as described above, it is the opinion of McKee Nelson LLP that, for federal income tax purposes, the Notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that the Notes did not represent indebtedness for federal income tax purposes, Beneficial Owners would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Beneficial Owners were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather, each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Beneficial Owners would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes. See "--Other Matters" below.

         Discount and Premium. We do not anticipate issuing Notes with any original issue discount ("OID"). It is possible that the Notes will be treated as having been issued with OID because there may be more than a remote likelihood that the Trust will not pay currently the Deferred Interest on the Notes. If there is more than a remote likelihood that the Trust will not make payments of such amounts currently, all interest payable on the Notes, including interest on accrued and unpaid interest, will be treated as OID. Beneficial Owners must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. The Trust intends to take the position for income tax reporting purposes that the Notes do not have OID solely by reason of the possibility of accrued interest not being paid in full in any particular month. If, however, such Notes are not treated as having been issued with OID, and if the funds available on any payment date are not sufficient to make a full payment of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the Notes will be treated as retired and reissued, possibly with OID. If the Notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the Notes remained outstanding. See "Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the accompanying prospectus.

         The prepayment assumption that will be used for purposes of computing original issue discount, if any, for the Notes for federal income tax purposes is a constant prepayment rate of 40% and a constant draw rate of 15%. See "Yield, Maturity and Prepayment Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Federal Income Tax Consequences--Discount and Premium--Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Acquisition Premiums" in the accompanying prospectus.

         Sale or Redemption of Notes. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Holder's adjusted basis in the Note. See "Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition" in the accompanying prospectus.

         Other Matter. For a discussion of backup withholding and taxation of foreign investors in the Notes, see "Federal Income Tax Considerations--Backup Withholding" and "--Taxation of Securities Treated as Debt Instruments--Foreign Persons" in the accompanying prospectus.

                        State and Local Tax Consequences

         You should consider the state and local income tax consequences involved in purchasing, owning or disposing of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors regarding the various federal, state and local tax consequences of investment in the Notes.

                              ERISA Considerations

General

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan, including a so-called "Keogh" plan, or an individual retirement account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a "Plan"), and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

         Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of such Class that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

         Without regard to whether the Notes are considered to be an "equity interest" or debt for purposes of the Plan Assets Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if Lehman Brothers, the Trust, the Indenture Trustee or certain of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions ("Prohibited Class Transaction Exemptions" or "PTCE") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an "in-house asset manager") (each an "Investor-Based Exemption"). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided might not cover all acts that might be construed as prohibited transactions. There can be no assurance that these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code ("Similar Law"), such plans, together with Plans are referred to herein as "Benefit Plans."

         The Notes should not be purchased with the assets of a Benefit Plan if the Seller, the Indenture Trustee, the Owner Trustee, the Servicers, the Master Servicer, the Originators, the Underwriter or any of their affiliates has fiduciary or investment discretion with respect to such Benefit Plan assets or is an employer maintaining or contributing to such Benefit Plan unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

         Each purchaser and transferee of a Note will be deemed to represent that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law and will be deemed to further represent that it will not transfer such Note in violation of the foregoing.

         Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the prohibited transaction rules and exemptions that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

                        Legal Investment Considerations

         Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because the Mortgages securing the HELOCs are second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes.

                                Use of Proceeds

         The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the HELOCs and the repayment of any related financing. Immediately prior to the transfer of the HELOCs to the Indenture Trustee, certain of the HELOCs were subject to financing provided by an affiliate of Lehman Brothers Inc. The Depositor will apply a portion of the proceeds from the sale of the Notes to repay the financing.

                                  Underwriting

         Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

         The distribution of the Notes by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $400,000.

         Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Residual Certificates simultaneously with the purchase of the Notes, subject to certain conditions.

         Lehman Brothers Inc. is an affiliate of the Depositor, Lehman Holdings and the Master Servicer.

         After the initial distribution of the Notes by the Underwriter, the prospectus and prospectus supplement may be used by the Underwriter in connection with market making transactions in the Notes. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  Legal Matters

         Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, New York, New York.

                                     Experts

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, are incorporated by reference in this prospectus supplement, prospectus and in the registration statement, in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference into this prospectus supplement, and upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                     Ratings

         It is a condition to the issuance of the Notes that it be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies").

         The rating of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Notes of Payments in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Noteholders of Notes might suffer a lower than anticipated yield due to prepayments.

         The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the financial strength of the Insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes. Any downward revision or withdrawal of any of the ratings assigned to the Notes may have an adverse effect on the market price of the Notes. The Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

         The ratings do not address the likelihood that any Deferred Interest will be repaid to Noteholders from Excess Cashflow.

         The physical security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

         The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

                            Index of Principal Terms

Defined Term                                                               Page
------------                                                               ----

Accelerated Principal Payment..............................................S-77
Act........................................................................S-85
Additional Balance Contributed Amount......................................S-33
Additional Balances........................................................S-14
Anniversary Year...........................................................S-33
Aurora.....................................................................S-60
Available Funds............................................................S-32
Bank.......................................................................S-61
BBA........................................................................S-27
BBAM.......................................................................S-28
Beneficial Owner...........................................................S-21
Benefit Plans..............................................................S-84
Book-Entry Notes...........................................................S-21
Business Day...............................................................S-21
Cendant....................................................................S-52
Cendant HELOCs.............................................................S-50
Cendant Underwriting Guidelines............................................S-52
Charged-Off HELOC..........................................................S-33
Charge-Off Amount..........................................................S-33
Class A Note Rate..........................................................S-26
Clearstream Luxembourg.....................................................S-22
Clearstream Luxembourg Participants........................................S-24
Closing Date...............................................................S-13
Code.......................................................................S-80
Credit Line Agreements.....................................................S-37
Credit Scores..............................................................S-49
CUC........................................................................S-64
Custodial Agreement........................................................S-14
Custodian..................................................................S-14
Cut-off Date...............................................................S-14
Cut-off Date Principal Balance.............................................S-37
Deferred Interest..........................................................S-27
Deficiency Amount..........................................................S-17
Definitive Security........................................................S-21
Depositor..................................................................S-13
Designated Telerate Page...................................................S-28
Determination Date.........................................................S-34
disqualified persons.......................................................S-83
Distribution Account.......................................................S-31
DTC........................................................................S-21
Due for Payment............................................................S-17
equity interest............................................................S-83
ERISA......................................................................S-82
Euroclear..................................................................S-22
Euroclear Operator.........................................................S-24
Euroclear Participants.....................................................S-24
European Depositaries......................................................S-22
Events of Master Servicing Termination.....................................S-70
Excess Cashflow............................................................S-76
Expense Fee Rate...........................................................S-27
EZ Documentation...........................................................S-54
Final Scheduled Payment Date...............................................S-35
Financial Intermediary.....................................................S-22
Global Securities...........................................................S-1
GPT........................................................................S-62
GreenPoint.................................................................S-52
GreenPoint Bank............................................................S-62
GreenPoint Financial.......................................................S-62
GreenPoint HELOCs..........................................................S-50
GreenPoint Mortgage........................................................S-62
GreenPoint Underwriting Guidelines.........................................S-52
Headlands..................................................................S-62
HELOC Schedule.............................................................S-68
HELOCs.....................................................................S-14
HFS........................................................................S-64
Indenture..................................................................S-13
Indenture Trustee..........................................................S-14
Indenture Trustee Expense Amount...........................................S-33
Indenture Trustee Fee......................................................S-32
Index Rate.................................................................S-51
Insured Amounts............................................................S-17
Insured Payments...........................................................S-17
Insurer....................................................................S-15
Insurer Default............................................................S-31
Interest Accrual Period....................................................S-27
Interest Collections.......................................................S-33
Interest Payment Amount....................................................S-27
Interest Settlement Rate...................................................S-27
Investor-Based Exemption...................................................S-83

IRS........................................................................S-80
Keogh......................................................................S-83
Late Payment Rate..........................................................S-34
LIBOR......................................................................S-27
LIBOR Business Day.........................................................S-28
LIBOR Determination Date...................................................S-27
LIBOR01....................................................................S-28
Limited Documentation Programs.............................................S-58
Liquidity Program..........................................................S-59
Loan Rate..................................................................S-51
Managed Amortization Period................................................S-28
Margin.....................................................................S-51
Master Servicer............................................................S-60
Maximum Principal Payment..................................................S-28
Maximum Rate...............................................................S-27
MERS.......................................................................S-69
Moody's....................................................................S-86
Mortgage Pool..............................................................S-52
Mortgaged Properties.......................................................S-15
Net Principal Collections..................................................S-28
No Income Stated Asset Program.............................................S-58
No Ratio Documentation.....................................................S-54
Nonpayment.................................................................S-17
Noteholder.................................................................S-22
Noteholders................................................................S-14
Notes......................................................................S-13
Notice.....................................................................S-17
OID........................................................................S-81
Optional Redemption........................................................S-36
Optional Redemption Date...................................................S-36
Optional Redemption Purchase Price.........................................S-36
Order......................................................................S-16
Originator.................................................................S-69
Overcollateralization Amount...............................................S-76
Overcollateralization Deficit..............................................S-33
Overcollateralization Reduction Amount.....................................S-29
Owner Trustee..............................................................S-13
Owner Trustee Fee..........................................................S-32
Participant................................................................S-22
parties in interest........................................................S-83
Paying Agent...............................................................S-34
Payment Date...............................................................S-21
Plan.......................................................................S-83
Plan Assets Regulation.....................................................S-83
Policy.....................................................................S-14
Pool Balance...............................................................S-34
Preference Amount..........................................................S-18
Prepayment Assumptions.....................................................S-78
Principal Balance..........................................................S-34
Principal Collections......................................................S-34
Principal Payment Amount...................................................S-28
Prohibited Class Transaction Exemptions....................................S-83
prohibited transaction.....................................................S-83
PTCE.......................................................................S-83
PTCEs......................................................................S-83
Rapid Amortization Event...................................................S-29
Rapid Amortization Period..................................................S-28
Rating Agencies............................................................S-86
real estate assets.........................................................S-80
Record Date................................................................S-21
Recordation Event..........................................................S-69
Reduced Documentation Program..............................................S-58
Registrar..................................................................S-21
Reimbursement Amount.......................................................S-34
Related Documents..........................................................S-68
Relevant Depositary........................................................S-22
Relief Act Shortfalls......................................................S-18
Relocation Mortgage Loans..................................................S-60
Residual Certificateholders................................................S-33
Residual Certificates......................................................S-13
Rules......................................................................S-22
S&P........................................................................S-86
Sale Agreement.............................................................S-69
Sale and Assignment Agreement..............................................S-68
Sale Date..................................................................S-69
Securityholders............................................................S-70
Seller.....................................................................S-15
Servicers..................................................................S-61
Servicing Agreement........................................................S-61
Servicing Fee..............................................................S-66
Servicing Fee Rate.........................................................S-66
Similar Law................................................................S-84
SMMEA......................................................................S-84
Specified Overcollateralization Amount.....................................S-29
Stated Income Full Asset Program...........................................S-58
Stated Income, No Asset Program............................................S-58
Stepdown Date..............................................................S-35
Step-Up Overcollateralization Amount.......................................S-29

Streamlined Documentation Program..........................................S-58
Terms and Conditions.......................................................S-25
Trust......................................................................S-13
Trust Agreement............................................................S-13
Trust Property.............................................................S-13
U.S. Person.................................................................S-6
Underwriter................................................................S-15
Underwriting Agreement.....................................................S-85
Underwriting Guidelines....................................................S-52

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

                                    Annex A:
          Global Clearance, Settlement and Tax Documentation Procedures

         Except in certain limited circumstances, the globally offered Lehman ABS Corporation Home Equity Loan Asset-Backed Notes, Series 2004-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

         Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         A holder that is not a U.S. Person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global physical security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

         Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A holder that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a U.S. Person may be subject to 30% withholding unless:

         I. the Indenture Trustee or the U.S. withholding agent receives a statement--

                  (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

                           (i) is signed by the noteholder under penalties of
                  perjury,

                           (ii) certifies that such owner is not a U.S. Person,
                  and

                           (iii) provides the name and address of the
                  noteholder, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

                           (i) is signed under penalties of perjury by an
                  authorized representative of the financial institution,

                           (ii) states that the financial institution has
                  received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

                           (iii) provides the name and address of the
                  noteholder, and

                           (iv) attaches the IRS Form W-8BEN (or any successor
                  form) provided by the noteholder;

         II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S. withholding agent;

         III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S. withholding agent; or

         IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

         A holder holding book-entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

         I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a U.S. Person;

         II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

         III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry notes.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the

District of Columbia (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons.

================================================================================

                       PROSPECTUS DATED FEBRUARY 20, 2004

                             LEHMAN ABS CORPORATION
                            Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in series)

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

         (a)      one or more pools of

                  (1) closed-end and/or revolving home equity loans or specified balances thereof and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

                  (2) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

                  (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,

         (b) all monies due under the above assets (which may be net of amounts payable to the servicer), and

         (c) funds or accounts established for the related trust fund, or one or more forms of enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 1.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                      [This page intentionally left blank]

                                  Risk Factors

         You should carefully consider the following risk factors prior to any purchase of the securities.

Limited Liquidity May Result In Delays In Ability To Sell Securities Or Lower Returns

         There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets For Payments - No Recourse To Depositor, Seller Or Servicer

         The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipt.

         Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

         If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

         The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

         We refer you to "The Agreements - Assignment of Primary Assets."

Limits On Enhancement May Result In Losses To Holders

         Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

         We refer you to "Enhancement."

Timing And Rate Of Prepayments May Result In Lower Yield

         The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the loans or of the underlying loans relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

         (1) the extent of prepayments, which may be influenced by a variety of factors,

         (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

         (3)      the exercise of any right of optional termination.

Prepayments may also result from repurchases of loans or underlying loans, as applicable, due to material breaches of the seller's or the depositor's representations or warranties.

         We refer you to "Description of the Securities--Weighted Average Life of Securities."

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

         We refer you to "Description of the Securities--Payments of Interest."

Status Of Loans As Junior Liens May Result In Losses In Foreclosure Proceedings

         The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

Decrease In Value Of Mortgaged Property Would Disproportionately Affect Junior Lienholders

         There are several factors that could adversely affect the value of properties and the outstanding balance of the related loan, together with any senior financing, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest therein. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

You Could Be Adversely Affected By Violations Of Environmental Laws

         Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or other lien against the related property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

Violations Of Lending Laws Could Result In Losses On Primary Assets

         Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related trust fund as the owner of the loan, to damages and administrative enforcement.

         The loans are also subject to federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

         We refer you to "Legal Aspects of Loans."

         The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

         Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Rating Of The Securities Relates To Credit Risk Only And Does Not Assure Payment On The Securities

         The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of the related enhancer's financial strength. Any reduction or withdrawal of a rating will have an adverse effect on the value of the related securities.

Liquidation Value Of Trust Fund Assets May Be Insufficient To Satisfy All Claims Against Trust Fund

         There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of a series.

         The amount of liquidation expenses incurred with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.

                          Description of the Securities

General

         A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements - either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to loans, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         The depositor will acquire the primary assets for any series of securities from one or more sellers. The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

         The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the loans may have on notes that are secured by those loans, those descriptions also apply to custody receipts.

         Each series of securities will consist of one or more classes of securities, one or more of which may be Compound Interest Securities, Fixed Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

         Payments of principal of and interest on a series of securities will be made on the distribution date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities may be made by check mailed to those holders, registered at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

         Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the "Enhancement") will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. Amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next distribution date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts."

Valuation of the Primary Assets

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of
(a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance thereof or another amount described in the related prospectus supplement.

         The "Assumed Reinvestment Rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the Assumed Reinvestment Rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

Payments of Interest

         Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the related loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

Payments of Principal

         On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority, which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

         Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

Final Scheduled Distribution Date

         The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of securities will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may be the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

         The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of loans or underlying loans, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.

Special Redemption

         If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than monthly, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the loans or underlying loans, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event and as further described in the related prospectus supplement, the trustee will redeem, prior to the designated interest accrual date, a sufficient principal amount of outstanding securities of that series to cause the available to pay interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

Optional Redemption, Purchase or Termination

         The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

         There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 The Trust Funds

General

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the descriptions of loans that may be primary assets that secure notes, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the seller composed of:

         (1)      the Primary Assets;

         (2) amounts available from the reinvestment of payments on such primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

         (3)      any Enhancement for that series;

         (4) any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

         (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, will serve as collateral only for that series of securities, unless the related prospectus supplement sets forth the other series of securities for which those assets serve as collateral. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or assets of the related trust fund not pledged to secure those notes.

         The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of such private securities or an affiliate of the issuer, or, in the case of the loans, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a statutory trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

         As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related Enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

The Loans

         Mortgage Loans. The property which secures repayment of the loans is referred to as the mortgaged property. The primary assets for a series may consist, in whole or in part, of closed-end and/or revolving home equity loans or balances thereof and/or loans the proceeds of which have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         As more fully described in the related prospectus supplement, interest on each revolving credit line loan, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the revolving credit line loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line loans. The amounts of draws and payments on the revolving credit line loans will usually differ each day. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The mortgaged properties will include primarily single family properties, one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The mortgaged properties may include properties containing one to four residential units and no more than three income producing non-residential units. Small Mixed-Use Properties may be owner-occupied or investor properties and the loan purpose may be a refinancing or a purchase.

         Mortgages on cooperative dwellings generally consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to that cooperative dwelling.

         The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

         (1) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

         (2) a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

         To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner-occupied investment properties and vacation and second homes.

         The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loans.

         Home Improvement Contracts. The primary assets for a series also may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The home improvement contracts may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         The home improvements securing the home improvement contracts may include among other things, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

         Additional Information. The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

         Some loans may be delinquent as specified in the related prospectus supplement. Loans may be originated by or acquired from an affiliate of the depositor. To the extent provided in the related prospectus supplement, additional loans may be periodically added to the trust fund, or may be removed from time to time if specified asset value tests are met, as described in the related prospectus supplement.

         A trust fund may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

         The related prospectus supplement for each series may provide information with respect to the Loans that are primary assets as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

         (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust fund for the related series;

         (b) the range and weighted average loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

         (c) the range and average outstanding principal balance of the loans;

         (d) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

         (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         (f) the percentage by outstanding principal balance as of the cut-off date of loans that accrue interest at adjustable or fixed interest rates;

         (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

         (h) the percentage by outstanding principal balance as of the cut-off date of loans that are secured by mortgaged properties, home improvements or are unsecured;

         (i) the geographic distribution of any mortgaged properties securing the loans;

         (j) the percentage of loans by outstanding principal balance as of the cut-off date that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

         (k)      the lien priority of the loans;

         (l) the credit limit utilization rate of any revolving credit line loans; and

         (m)      the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

         If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of the securities.

Private Securities

         General. Primary assets for a series may consist, in whole or in part, of private securities which include:

         (a) pass-through certificates representing beneficial interests in underlying loans that are of the type that would otherwise be eligible to be loans; or

         (b) collateralized obligations secured by underlying loans.

         While the underlying loans will be of a type that would otherwise be eligible to be loans since they will have been part of a prior unrelated securitization they may include underlying loans that are more delinquent or that have been foreclosed.

         The pass-through certificates or collateralized obligations will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the private securities at the time of sale nor an affiliate thereof at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

         All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate thereof. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of such private securities.

         Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under that Agreement (the "PS Trustee"). The PS Trustee, its agent, or a custodian, will possess the underlying loans. The underlying loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The depositor of the private securities (the "PS Depositor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PS Depositor may be an affiliate of the depositor. The obligations of the PS Depositor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Depositor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specified in the prospectus supplement.

         Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. Payments on the private securities generally will be distributed directly to the trustee as the registered owner of such private securities. The PS Depositor or the PS Servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the related prospectus supplement.

         The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

         Enhancement Relating To Private Securities. Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of the characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

         Additional Information. The prospectus supplement for a series for which the primary assets includes private securities will specify on an approximate basis, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

         (1) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

         (2)      characteristics of the underlying loans including:

                  (A) the payment features of the underlying loans - i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

                  (B) the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

                  (C) the servicing fee or range of servicing fees with respect to the underlying loans,

                  (D) the minimum and maximum stated maturities of the underlying loans at origination,

                  (E) the lien priority and credit utilization rates, if any, of the underlying loans, and

                  (F) the delinquency status and year of origination of the underlying loans;

         (3) the maximum original term-to-stated maturity of the private securities;

         (4) the weighted average term-to-stated maturity of the private securities;

         (5) the pass-through or certificate rate or ranges thereof for the private securities;

         (6) the PS Sponsor, the PS Servicer and the PS Trustee for the private securities;

         (7) the characteristics of enhancement, if any, including reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loans or to the private securities themselves;

         (8) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

         (9) the terms on which additional loans may be substituted for those underlying loans originally underlying the private securities.

         If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days the initial issuance of the securities.

Collection and Distribution Accounts

         A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a separate account, the distribution account, to be established by the trustee for that series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will also be deposited in the related distribution account.

         Amounts deposited in the distribution account may be available for the following purposes:

         (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

         (2) the making of adequate provision for future payments on specified classes of securities and

         (3) any other purpose specified in the related prospectus supplement.

         After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of Enhancement with respect to the Series or any other person entitled to those amounts in the manner and at the times described in the related prospectus supplement. As described in the related prospectus supplement, the trustee may invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities. Eligible investments may include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.

                                   Enhancement

         If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor or the seller will obtain Enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. Enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in such prospectus supplement. If so specified in the related prospectus supplement, any Enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

Subordinate Securities

         If specified in the related prospectus supplement, Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

Insurance

         If stated in the related prospectus supplement, Enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the loans in the related trust fund. A pool insurance policy would cover, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides coverage, where there has been damage to property securing a defaulted or foreclosed loan to which title has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy. Typically, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by, among other risks, war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area and chemical contamination.

         Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds that value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover a portion of unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust fund for that series. The amount of coverage will be reduced by payments made under the bankruptcy bond in respect of the loans, and may or may not be restored, as described in the related prospectus supplement.

Reserve Funds

         If so specified in the related prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to that deposit, a reserve fund for a series may be funded over time through the application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

Minimum Principal Payment Agreement

         If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, all as provided in the prospectus supplement.

Deposit Agreement

         If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Derivative Products

         If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for the related series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

         A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

         (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in such trust fund,

         (2)      paying administrative expenses or

         (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

                               Servicing of Loans

General

         Customary servicing functions with respect to loans comprising the primary assets in a trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Those classes of notes may be secured by loans. Accordingly, the following descriptions of servicing are relevant to holders of securities which are custody receipts.

         In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

Collection Procedures; Escrow Accounts

         The servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion,
(1) waive any assumption fee, late payment charge, or other charge in connection with a loan or (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates of scheduled payments on that loan.

         If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require escrow payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

         The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement after the date of receipt thereof, the following payments and collections received or made by it to the extent required to be deposited in to the Collection Account:

         (1) All payments on account of principal, including prepayments, on the primary assets;

         (2) All payments on account of interest on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

         (3) All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

         (4) All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

         (5) All amounts required to be deposited therein from any applicable reserve fund for that series pursuant to the related agreement;

         (6) All advances of delinquent payments of principal of and interest on a loan or other payments specified in the agreement made by the servicer as required pursuant to the related agreement; and

         (7) All repurchase prices of any such primary assets repurchased by the depositor, the servicer or the seller, as appropriate, pursuant to the related agreement.

         The servicer generally is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any Advance was made;

         (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

         (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for that loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

         (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         (6) to pay to the applicable person with respect to each primary asset or REO property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

         (8) to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw that amount from the collection account.

Advances and Limitations Thereon

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If such insurance is required, generally it would provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, these policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

         The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Coverage typically will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan. Coverage may also be in a lesser amount if so described in the related prospectus supplement. The servicer typically will also maintain on REO Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

Realization upon Defaulted Loans

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

         In connection with such foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

         (1) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the holders after reimbursement to itself for such expenses and

         (2) such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the Depositor will be required to do so.

         The servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account.

Enforcement of Due-On-Sale Clauses

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of that conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the loan and pursuant to which the original obligor is released from liability and that person is substituted as the obligor under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

         When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the aggregate amount of prepayment interest shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or not paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other

Enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances in respect of loans.

         The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

Evidence as to Compliance

         The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of such examination, that firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) those exceptions as such firm believes to be immaterial and (2) such other exceptions as are set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement, throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         In the event of an Event of Default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of Default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

         The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

         (1)      services similar loans in the ordinary course of its business,

         (2) is reasonably satisfactory to the trustee for the related series,

         (3) has a net worth of not less than the amount specified in the related prospectus supplement,

         (4) would not cause any Rating Agency's rating of the securities for that series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and

         (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 The Agreements

         The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described herein under "Custody Receipts; Custody Agreements", custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, the following descriptions of agreements, insofar as they relate to notes, are relevant to holders of custody receipts.

Assignment of Primary Assets

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplement, (except for the amount or percentage thereof which is not included in the trust fund for the related series). The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Loans. If required by the related prospectus supplement, the depositor will, as to each loan secured by a mortgage, deliver or cause to be delivered to the trustee, or an asset custodian on behalf of the trustee,

         - the mortgage note endorsed without recourse to the order of the trustee or in blank,

         - the original mortgage with evidence of recording indicated thereon, (except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office) and

         -        an assignment of the mortgage in recordable form.

         The trustee, or the asset custodian, will hold the documents in trust for the benefit of the holders of securities.

         If required by the related prospectus supplement, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee or the asset custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of holders of securities to the home improvement contracts, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Typically, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of holders of securities in the home improvement contracts could be defeated. If specified by the related prospectus supplement, however, the home improvement contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of Loans--The Home Improvement Contracts."

         With respect to loans secured by mortgages, if so specified in the related prospectus supplement, the depositor or the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the depositor will cause assignments of mortgage to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of mortgage are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the required time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded. If the agreement for a series does not require that assignments be recorded at closing, the related prospectus supplement will describe the circumstances, if any, under which recordation would be required in the future.

         Each loan will be identified in a loan schedule appearing as an exhibit to the related agreement. The loan schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any, of the related mortgage note; if the loan is an adjustable rate loan; the lifetime rate cap, if any, and the current index, if applicable.

         Assignment of Private Securities. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds--Private Securities." Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

         (1)      that the information contained in the private security
                  schedule is true and correct in all material respects;

         (2) that, immediately prior to the conveyance of the private securities, the depositor had good title thereto to the extent good title was conveyed to it, and was the sole owner thereof subject to any retained interest of the depositor or the seller;

         (3) that there has been no other sale by it of the private securities; and

         (4) that there is no existing lien, charge, security interest or other encumbrance other than any retained interest of the depositor or the seller on the private securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect for which the depositor or seller does not cure the defect within the required time period, the depositor or seller will within the required period, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement, (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

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

         Generally, any qualifying substitute primary asset will have, on the date of substitution, the following characteristics:

         (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset with the amount of any shortfall to be deposited to the collection account or distribution account in the month of substitution for distribution to holders,

         (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

         (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset, and

         (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

         The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or the other entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the primary assets. See "Risk Factors--Limited Assets For Payments - No Recourse To Depositor, Seller Or Servicer."

         The above-described cure, repurchase or substitution obligations generally constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

         No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

Pre-Funding Account

         If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the pre-funded amount exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used to purchase subsequent loans during the funding period which is the period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and will be designed solely to hold funds to be applied by the trustee during the funding period to pay to the seller the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the classes of the related series of securities entitled to receive the corresponding principal payment. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

         In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in an amount sufficient to cover shortfalls in interest on the related series of securities that may arise as a result of the use of funds in the pre-funding account to purchase subsequent loans. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

Reports to Holders

         The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

         (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

         (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         (4) the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         (5) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

         (6) the amount of any delinquencies with respect to payments on the related primary assets;

         (7) the book value of any REO Property acquired by the related trust fund; and

         (8)      any other information specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year the trustee or other entity will furnish to each holder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans. See "Servicing of Loans--Evidence as to Compliance."

Events of Default; Rights upon Event of Default

         Pooling And Servicing Agreement; Servicing Agreement. Events of Default under a pooling and servicing agreement or a servicing agreement for each series of certificates relating to loans include, among other things:

         (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of that series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series,

         (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of that failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders of that series, and

         (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an Event of Default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of that series evidencing not less than 51% of the aggregate voting rights of the securities for that series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of that agreement which rights the servicer will retain under all circumstances. Upon the termination of the servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any Event of Default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may, if so specified in the related prospectus supplement, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with a servicer termination. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve the trustee in personal liability or be unjustly prejudicial to the nonassenting holders.

         Indenture. Events of Default under the indenture for each series of notes may include, among other things:

         (1) a default for five (5) days or more in the payment of any interest on any note of such series or the default in the payment of the principal of any note at any note's maturity;

         (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         (4) specified events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         (5) any other Event of Default provided with respect to notes of that series.

         If an Event of Default with respect to the notes of any series occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are Zero Coupon Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under specified circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

         If, following an Event of Default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

         (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

         (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or

         (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

         In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an Event of Default.

         Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no Event of Default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an Event of Default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

         The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor or the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

         The trustee may also be removed at any time:

         (1) if the trustee ceases to be eligible to continue as such under the agreement,

         (2)      if the trustee becomes insolvent, or

         (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreement

         The agreement for each series of securities may be amended by the depositor, the servicer, if any, the trustee and any other party specified in the agreement, without notice to or consent of the holders:

         (1)      to cure any ambiguity,

         (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

         (3) to add to the duties of the depositor, the trust fund or servicer,

         (4) to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement,

         (5) to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

         (6)      to comply with any requirements imposed by the Code;

provided that any such amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel or by written confirmation from each rating agency rating the securities that the amendment will not cause a reduction, qualification or withdrawal of the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the securities of that series or, if only some classes of that series are affected by the amendment, 66 2/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

Voting Rights

         The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

List of Holders

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator

         For any series with respect to which a REMIC election is made, preparation of required reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor, the servicer or the seller.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related Enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of:

         (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for that series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

         (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement.

The Agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to the price specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of that series, but the entity's right to so purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the securities on the closing date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor, the servicer or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination."

         Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                      Custody Receipts; Custody Agreements

         A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are loans, the loans will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

         Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

         If a series of securities includes custody receipts, the related prospectus supplement will describe:

         -        the primary assets that are security for the related notes

         -        the terms of the related notes, and

         -        the terms of the custody receipts.

         At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Such notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

         The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

         No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

         Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

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

Notices; Voting

         Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of that notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of that notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

         Notwithstanding the above, without the consent of the holders of all of the custody receipts of a series, neither the custodian shall vote nor shall the holders of custody receipts consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

Defaults

         The custodian will not be authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture. The custodian also has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any Event of Default or similar event with respect to the servicer, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of the holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

The Custodian

         Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

Duties of the Custodian

         The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

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

         The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of Custodian

         The custodian may, upon written notice to the depositor, resign at any time, in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

         The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66 2/3% of the aggregate voting rights of all custody receipts of the related series.

         Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

Amendment of Custody Agreement

         As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer, if any, and the custodian with respect to that series, without notice to or consent of the holders:

         (1)      to cure any ambiguity,

         (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

         (3)      to add to the duties of the depositor or the custodian, or

         (4) to add any other provisions with respect to matters or questions arising under the custody agreement or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the custody receipts of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or
(b) reduce the required percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

Voting Rights

         The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

Termination of Custody Agreement

         The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

                             Legal Aspects of Loans

         The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages

         The loans for a series will, and home improvement contracts for a series may, be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to those instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances, a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the costs of clean-up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to third party, or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised

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

right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that clean-up costs arising from the circumstances set forth above would result in a loss to holders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

         Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental or a very limited environmental assessments of the properties were conducted.

Rights of Redemption

         In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

         Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security - provided no sale of the property has yet occurred - prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-On-Sale Clauses in Mortgage Loans

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state

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constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

         General

         The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the

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

proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" - i.e., without breach of the peace - or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws

         The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods that gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any

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

prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

         The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

         Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Servicemembers' Civil Relief Act

         Under the Servicemembers' Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service:

         (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

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

         (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

         (3) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Servicemembers' Civil Relief Act, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series. Typically, any shortfalls in interest collections on loans or underlying loans, as applicable, included in a trust fund for a series resulting from application of the Servicemembers' Civil Relief Act will be allocated to each class of securities of that series that is entitled to receive interest in respect of those loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those loans or underlying loans had the interest shortfall not occurred.

Consumer Protection Laws

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

         The loans may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, such as the trust fund with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust fund includes loans subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the loan in question.

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

                                  The Depositor

General

         The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is
(212) 526-7000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

         (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

         (2)      credit card purchases or cash advances,

         (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

         (4)      trade financings,

         (5) loans secured by certain first or junior mortgages on real estate,

         (6)      loans to employee stock ownership plans and

         (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                 Use of Proceeds

         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

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

         (1)      to purchase the related primary assets,

         (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

         (3) to establish any reserve funds described in the related prospectus supplement and

         (4) to pay costs of structuring and issuing the securities, including the costs of obtaining Enhancement, if any.

         If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of such primary assets.

                        Federal Income Tax Considerations

         The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

         This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

         In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

         In this discussion, when we use the term:

         - "Security Owner," we mean any person holding a beneficial ownership interest in securities;

         -        "Code," we mean the Internal Revenue Code of 1986, as amended;

         -        "IRS," we mean the Internal Revenue Service;

         - "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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

         -        "Foreign Person," we mean any person other than a U.S. Person;
                  and

         - "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

         This discussion addresses the following four types of securities:

         -        REMIC certificates,

         -        FASIT certificates,

         - notes issued by a trust, including a trust for which a REIT election has been made, and

         - trust certificates issued by trusts for which a REMIC or FASIT election is not made.

         The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

         REMIC Certificates Generally.

         With respect to each series of REMIC certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

         A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must

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

include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

         We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "--REMIC Residual Certificates" below.

         A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

         To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

         FASIT Certificates Generally.

         With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

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

         FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.

         Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

         The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

         The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

         Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

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

         Issuance of Notes Generally.

         For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

         With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

         Classification of Trust Certificates Generally.

         With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, subchapter J of Chapter 1 of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"); or (3) the trust will be classified as either a Grantor Trust or a partnership and that each beneficial owner of specified certificates will be treated as holding indebtedness of that Grantor Trust or partnership. The depositor and the trustee will agree, and the beneficial owners of trust certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving trust certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "--Grantor Trust Certificates" below, for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below, and for a discussion of the tax treatment of trust certificates treated as indebtedness, see "Taxation of Securities Treated as Debt Instruments" below.

Taxation of Securities Treated as Debt Instruments

         When we refer to "Debt Securities" in the discussion that follows, we mean (i) REMIC regular certificates, (ii) FASIT regular certificates, (iii) notes issued by a trust that does not make a REMIC or FASIT election and (iv) specified trust certificates that will be treated as indebtedness. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

         Interest Income and OID.

         Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

         For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

         The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

         To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

         If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

         The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

         The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

         For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

         Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

         Variable Rate Securities.

         Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.

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

It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

         Acquisition Premium.

         If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

         Market Discount.

         If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

         Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

         Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

         The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period

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

and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

         If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

         Amortizable Bond Premium.

         A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

         Non-Pro Rata Securities.

         A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

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

         Election to Treat All Interest as OID.

         The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

         Treatment of Losses.

         Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC or FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

         Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

         Sale or Other Disposition.

         If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

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

         Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

         Foreign Persons.

         Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         Information Reporting.

         Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

         Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

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REMIC Residual Certificates

         If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

         Taxable Income or Net Loss of the REMIC.

         Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

         Pass Through of Certain Expenses.

         A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

         Excess Inclusions.

         Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of

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

a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

         For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

         Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

         Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

         Taxable Income May Exceed Distributions.

         In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

         Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have

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sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

         Basis Rules and Distributions.

         A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

         A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

         A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

         The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

         Sales of REMIC Residual Certificates.

         If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

         Inducement Fees.

         Regulations have been proposed regarding the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final

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

regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         Disqualified Organizations.

         If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

         In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

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

         Noneconomic REMIC Residual Certificates.

         A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

         A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

         All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

         The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

         - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due,

         - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

         - the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

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

         - either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

         Restrictions on Transfers of Residual Certificates to Foreign Persons.

         Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

         Foreign Persons.

         The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of

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a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

         Administrative Provisions.

         The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

         Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

         The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual

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

Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

         Mark-To-Market Rules.

         Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

         An Ownership certificate represents the residual equity interest in a FASIT. The beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Securities -- FASIT Certificates Generally" above.

         A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. In the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

         Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

         The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

         - the receipt of income derived from assets that are not permitted assets,

         -        certain dispositions of permitted assets,

         - the receipt of any income derived from any loan originated by a FASIT, and

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

         - in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

         For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

         Classification of Stripped Certificates.

         There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

         Taxation of Stripped Certificates.

         Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

         Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

         Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

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

         For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

         A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

         In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

         Purchase of More Than One Class of Stripped Certificates.

         When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Taxation of Standard Certificates.

         For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

         For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

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         Trust Expenses.

         Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition,
Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

         Sales of Grantor Trust Certificates.

         If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

         Trust Reporting.

         Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

         Foreign Persons.

         The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "--Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

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Partner Certificates

         If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

         Security Owner's Distributive Share.

         The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

         A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

         Distributions.

         A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

         A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

         If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

         Sale or Exchange of a Partner Certificate.

         If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in

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the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

         Section 708 Terminations.

         Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

         Section 754 Election.

         If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

         Foreign Persons.

         Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

         Information Reporting.

         Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

         Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information

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

concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

         Administrative Matters.

         Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

         In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

         REMIC Certificates.

         REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

         In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

         REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code, and will be "permitted assets" within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

         The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will

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

report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

         FASIT Regular Certificates.

         FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates" above.

         Non-REMIC and Non-FASIT Debt Securities.

         Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt

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Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

         Grantor Trust Certificates.

         Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

         Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

         Partner Certificates.

         For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

Backup Withholding

         Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

                            State Tax Considerations

         In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

         For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that

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

potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA Considerations

General

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

         A Plan's investment in securities may cause the primary assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the primary assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as any servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the primary assets and other assets included in a trust fund

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

constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

         The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

         For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of securities.

         Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

         (1) The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

         (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the primary assets which are fully secured, the Exemption covers subordinated securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to securities backed by residential and home equity loans that are less than fully secured, provided that
                  (1) the rights and interests evidenced by the securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the

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

                  trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

         (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities in reliance on the Exemption;

         (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

         (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

         (7) The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act of 1933, as amended; and

         (8) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

         The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

         The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

         (1)      is an "eligible Swap;"

         (2)      is with an "eligible counterparty;"

         (3)      is purchased by a "qualified plan investor;"

         (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

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

         (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

         An "eligible Swap" is one which:

         a.       is denominated in U.S. dollars;

         b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

         c. has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by primary assets ("Allowable Notional Amount");

         d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

         e. has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and

         f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

         a.       a "qualified professional asset manager" ("QPAM") under PTCE
                  84-14,

         b.       an "in-house asset manager" under PTCE 96-23 or

         c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the

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

counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

         a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

         b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

         a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

         b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

         c.       terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to securities purchased by Plans if it meets the following conditions:

         a.       it is denominated in U.S. dollars;

         b.       it pays an Allowable Interest Rate;

         c.       it is not Leveraged;

         d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

         e. it is entered into between the trust fund and an eligible counterparty; and

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

         f.       it has an Allowable Notional Amount.

         The Exemption permits transactions using a Pre-Funding Account whereby a portion of the primary assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such primary assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a security should make its own determination that the general conditions set forth above will be satisfied for that security.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by
Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of securities.

         The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the securities, the depositor, any servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations For Securities Which Are Notes

         Without regard to whether securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

         The depositor, any servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of securities, the purchase of securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

         Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby.

         Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

         The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage related securities" under SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                     Ratings

         It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

                              Plan of Distribution

         The depositor may offer each series of securities through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.

                                  Legal Matters

         Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by McKee Nelson LLP, New York, New York.

                              Available Information

         Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

         A trust fund formed to issue securities under this prospectus will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required period of time, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Ill. 60661 and New York Regional Office, 233 Broadway, New York, N.Y. 10279. Copies of that material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                 Incorporation of Certain Documents by Reference

         All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                             Index Of Defined Terms

1986 Act......................................................................56
AFR...........................................................................52
Allowable Interest Rate.......................................................82
Allowable Notional Amount.....................................................82
Assumed Reinvestment Rate..................................................... 6
Code..........................................................................52
Debt Securities...............................................................56
Depositor Securities..........................................................51
Designated Transaction........................................................80
DOL...........................................................................79
DOL Pre-Funding Period........................................................84
DOL Regulations...............................................................79
Enhancement....................................................................6
ERISA.........................................................................79
Excluded Plan.................................................................84
Exemption.....................................................................80
EYS Agreement.................................................................83
FASIT.........................................................................54
Fitch.........................................................................80
Foreign Person................................................................53
Grantor Trust.................................................................56
Grantor Trust Certificates....................................................56
High-Yield Interests..........................................................55
IRS...........................................................................52
Leveraged.....................................................................82
Moody's.......................................................................80
OID...........................................................................57
OID Regulations...............................................................56
PAC Method....................................................................58
Parties in Interest...........................................................79
Partner Certificates..........................................................56
Plans.........................................................................79
PS Agreement..................................................................13
PS Depositor..................................................................14
PS Servicer...................................................................14
PS Trustee....................................................................14
PTCE..........................................................................81
PTE...........................................................................80
QPAM..........................................................................82
Qualified Stated Interest.....................................................57
Rating Agency.................................................................80
RCRA..........................................................................43
REIT..........................................................................56
REMICs........................................................................53
S&P...........................................................................80
SBJPA of 1996.................................................................77
Security Owner................................................................52
Standard Certificates.........................................................71
Stripped Bond Rules...........................................................71
Stripped Certificates.........................................................71
Swap..........................................................................81
Swap Agreement................................................................81
Tiered REMICs.................................................................77
U.S. Person...................................................................53

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

                             [GRAPHIC APPEARS HERE]

                                  $260,414,000
                                  (Approximate)

                             LEHMAN ABS CORPORATION


                      Home Equity Loan Asset Backed Notes,
                                  Series 2004-2


                       [LOGO OF AURORA LOAN SERVICES INC.]


                            Aurora Loan Services Inc.
                                 Master Servicer


                            -------------------------
                              PROSPECTUS SUPPLEMENT
                                  May 14, 2004
                            -------------------------


                                 LEHMAN BROTHERS